                                       EXCHANGE AGREEMENT



                                          BY AND AMONG


                                       DRAXIS HEALTH INC.,

                                    DRAXIS PHARMACEUTICA INC.

                                              AND

                                   DEPRENYL ANIMAL HEALTH, INC.

                                     DATED AS OF JULY 25, 1996






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                                      EXCHANGE AGREEMENT

     EXCHANGE AGREEMENT, dated as of July 25, 1996 (this "Agreement"), by and among Draxis Health Inc., a corporation amalgamated under the laws of Canada ("Draxis"), Draxis Pharmaceutica Inc., a corporation amalgamated under the laws of Canada ("DPI"), and Deprenyl Animal Health, Inc., a Missouri corporation ("DAHI").

     WHEREAS, the Boards of Directors of Draxis, DPI and DAHI deem it advisable and in the best interests of their respective corporations that Draxis and DPI acquire the issued and outstanding shares of DAHI pursuant to the terms and conditions of this Agreement, and, in furtherance of such acquisitions, such Boards of Directors have approved this Agreement and the share exchange contemplated hereby by each of Draxis and DPI to the shareholders of DAHI in accordance with the terms of this Agreement and applicable corporate and securities laws; and

     WHEREAS the mandatory share exchange will be made pursuant to the mandatory share exchange provisions of section 116 of the LOUISIANA BUSINESS CORPORATION LAW (the "Louisiana Act"), which will require the approval of the DAHI shareholders; and

    WHEREAS in order to effect the mandatory share exchange offers as contemplated herein, the DAHI shareholders will have to approve the reincorporation export of DAHI as a Louisiana corporation pursuant to the LOUISIANA ACT and the MISSOURI BUSINESS CORPORATIONS ACT (the "Missouri Act"); and

    WHEREAS, it is intended that the Mandatory Share Exchange (as hereinunder defined) shall be effected on a tax deferred basis under the U.S. Internal Revenue Code of 1986, as amended (the "Code").

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


                                    ARTICLE I
                         DEFINITIONS AND SHARE EXCHANGE

SECTION 1.1 DEFINITIONS. In this Agreement, unless something in the subject matter or context is inconsistent therewith:

    "1995 DAHI STATEMENTS" means the financial statements included in DAHI's Annual Report to Stockholders for the financial year ended
    December 31,1995.

    "AFFILIATE LETTERS" has the meaning ascribed to it in Section 6.5(b).

    "AFFILIATES" has the meaning ascribed to it in Section 6.5(a).

    "ALTERNATIVE ACQUISITION" has the meaning ascribed to it in Section 6.2(a).


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                                       - 2 -

    "BROKER WARRANTS" has the meaning ascribed to it in Section 4.2(a).

    "CANADIAN GAAP" means generally accepted accounting principals in Canada.

    "CANADIAN SECURITIES LAWS" has the meaning ascribed to it in Section 3.4.

    "CERTIFICATES" has the meaning ascribed to it in Section 2.1(b).

    "CODE" means the U.S. Internal Revenue Code of 1986, as amended.

    "CONFIDENTIALITY AGREEMENT" means that agreement dated March 28, 1996 between Draxis and DAHI.

    "CONTRACT" has the meaning ascribed to it in Section 3.4.

    "DAHI MATERIAL ADVERSE EFFECT" has the meaning ascribed to it in Section 3.1(d).

    "DAHI PLANS" has the meaning ascribed to it in Section 3.13(a).

    "DAHI SECURITIES REGULATORY REPORTS" has the meaning ascribed to it in
    Section 3.5.

    "DAHI STOCK OPTIONS" has the meaning ascribed to it in Section 3.2(b).

    "DISSENTING SHARES" has the meaning ascribed to it in Section 1.2.

    "DPI EXCHANGE" has the meaning ascribed to it in Section 1.2.

    "DRAXIS EP SHARES" has the meaning ascribed to it in Section 4.2(a).

    "DRAXIS MATERIAL ADVERSE EFFECT" has the meaning ascribed to it in Section 4.1(d).

    "DRAXIS SECURITIES REGULATORY REPORTS" has the meaning ascribed to it in
    Section 4.5.

    "DRAXIS STOCK OPTIONS" has the meaning ascribed to it in Section 4.2(a).

    "DRAXIS SUBSIDIARIES" has the meaning ascribed to it in Section 4.1(b).

    "EFFECTIVE TIME" has the meaning ascribed to it in Section 1.3.

    "ERISA AFFILIATE" has the meaning ascribed to it in Section 3.13(a).

    "ERISA" means the U.S. FEDERAL EMPLOYEE RETIREMENT INCOME SECURITY ACT of 1974, as amended.


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                                       - 3 -


    "EXCHANGE ACT" means the U.S. SECURITIES EXCHANGE ACT of 1934, as amended.

    "EXCHANGE AGENT" has the meaning ascribed to it in Section 2.1(a).

    "GOVERNMENTAL ENTITY" has the meaning ascribed to it in Section 3.4.

    "INTELLECTUAL PROPERTY" has the meaning ascribed to it in Section 3.11.

    "LIENS" has the meaning ascribed to it in Section 3.4.

    "MANDATORY SHARE EXCHANGE" has the meaning ascribed to it in Section 1.2.

    "MANDATORY SHARE EXCHANGE PLAN" has the meaning ascribed to it in Section
    1.2.

    "NASD" means the National Associations of Securities Dealers.

    "NEW OPTIONS" has the meaning ascribed to it in Section 6.7.

    "NNM" means the NASDAQ National Market System.

    "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, an association, a trust, a Government Entity or an unincorporated organization or other entity.

    "PROXY STATEMENT-PROSPECTUS" has the meaning ascribed to it in Section
    3.12.

    "REGISTRATION STATEMENT" has the meaning ascribed to it in Section 3.12.

    "REINCORPORATION MERGER" has the meaning ascribed to it in Section 1.2.

    "SEC" means the U.S. Securities and Exchange Commission.

    "SECURITIES ACT" means the U.S. SECURITIES ACT of 1933, as amended.

    "SERVICE" means the Internal Revenue Service.

    "SHARE DELIVERY AGREEMENT" has the meaning ascribed to it in Section
    2.1(a).


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                                       - 4 -

    "SUBJECT LITIGATION" has the meaning ascribed to it in Section 6.9(b).

    "SUPERIOR PROPOSAL" has the meaning ascribed to it in Section 6.2(a).

    "TAX RETURNS" has the meaning ascribed to it in Section 3.10(b)(i).

    "TAXES" has the meaning ascribed to it in Section 3.10(c).

    "TSE" means The Toronto Stock Exchange.

    "U.S. GAAP" means generally accepted accounting principles in the United
     States.

    SECTION 1.2 THE MANDATORY SHARE EXCHANGE. In accordance with the provisions of this Agreement, the MISSOURI BUSINESS CORPORATIONS ACT (the "Missouri Act") and the LOUISIANA ACT, DAHI will seek approval of its shareholders in accordance with applicable laws to (i) merge with a newly-formed Louisiana corporation on a share for share basis, with the Louisiana corporation to be the surviving corporation in the merger (the "Reincorporation Merger"); and (ii), subject to approval of and consummation of the Reincorporation Merger, approve and adopt, in accordance with Section 116 of the LOUISIANA ACT, the Plan of Share Exchange to be entered into by DAHI and DPI in substantially the form attached hereto as Exhibit A1 (the "Mandatory Share Exchange Plan"), pursuant to which each issued and outstanding share of Common Stock of DAHI, other than shares as to which dissenters rights shall have been properly demanded pursuant to the LOUISIANA ACT, if any, or the MISSOURI ACT, if any ("Dissenting Shares") and shares held by Draxis or its affiliates, will be mandatorily exchanged for
1.35 shares of Draxis Common Stock delivered by DPI (the "Mandatory Share Exchange"). For purposes of this Agreement, the "Exchange Ratio" shall mean the ratio of 1.35 shares of Draxis Common Stock to one share of DAHI Common Stock.

    SECTION 1.3 CLOSING OF THE MANDATORY SHARE EXCHANGE. The closing of the Mandatory Share Exchange shall take place at 10:00 a.m. (Toronto time) on the second business day following the date on which the conditions set forth in Article VII are satisfied or waived or on such other date and time as may be agreed by the parties or may be mandated by the LOUISIANA ACT (the "Effective Time").

    SECTION 1.4 OPTIONS AND WARRANTS. As part of the Mandatory Share Exchange, Draxis and DPI will exchange options or warrants to acquire Draxis Common Stock for each outstanding option or warrant, as the case may be, to purchase DAHI Common Stock on the basis of the Exchange Ratio, as more specifically provided in Section 6.7; provided, however, that such DAHI options or warrants held by those directors of DAHI who will cease to be directors of DAHI and who are neither directors of Draxis nor employees of DAHI or Draxis after the consummation of the transactions


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                                       - 5 -

contemplated herein shall be accelerated so that they vest immediately upon the mailing of the Proxy Statement-Prospectus.

    SECTION 1.5 DISSENTING SHARES. The holders of Dissenting Shares, if any, shall be entitled to payment by DAHI of the fair cash value of such shares to the extent permitted by and in accordance with the provisions of
(i) Sections 351.455 and 351.458 of the MISSOURI ACT with respect to the Reincorporation Merger, and (ii) Section 131 of the LOUISIANA ACT with respect to the Mandatory Share Exchange Plan; provided, however, that (x) if any holder of Dissenting Shares shall deliver a written withdrawal of such holder's demand for fair cash value of such shares, or (y) if any holder fails to establish such holder's entitlement to payment as provided in the MISSOURI ACT or the LOUISIANA ACT, as the case may be, such holder or holders (as the case may be) shall forfeit such right to payment for such shares and such shares shall thereupon be deemed to have been exchanged for shares of Draxis Common Stock pursuant to Section 1.2 as of the Effective Time. DAHI shall be solely responsible for, and shall pay out of its own funds, any amounts which become due and payable to holders of Dissenting Shares, and such amounts shall not be paid directly or indirectly by Draxis. DAHI shall notify Draxis and DPI of each demand for dissenters rights under the MISSOURI ACT or the LOUISIANA ACT, as the case may be, promptly after such demand is received by DAHI.


                                       ARTICLE II
                                   EXCHANGE PROCEDURES

    SECTION 2.1    MANDATORY EXCHANGE OF DAHI COMMON STOCK; PROCEDURES.

    (a) Prior to the Effective Time, Draxis shall designate Montreal Trust Company of Canada, Draxis' duly appointed transfer agent for its common shares, to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Draxis shall deposit, on behalf of DPI with respect to shares issuable to DAHI shareholders in the DPI Exchange (which share delivery on behalf of DPI will take place pursuant to an agreement to be dated prior to the date of the Proxy Statement-Prospectus between DPI and Draxis (the "Share Delivery Agreement"), with or for the account of the Exchange Agent, stock certificates representing the number of shares of Draxis Common Stock issuable pursuant to Section 2.1(b) in exchange for outstanding shares of DAHI Common Stock, which shares of Draxis Common Stock shall be deemed to have been issued at the Effective Time.

    (b) As soon as practicable after the Effective Time, Draxis shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of DAHI Common Stock (the "Certificates") that will be exchanged pursuant to this Section 2.1(b) into Draxis Common Stock (i) a form of letter of transmittal specifying how delivery shall be effected, and stating that risk of loss and title to the Certificates shall pass only


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                                       - 6 -

upon proper delivery of the Certificates to the Exchange Agent and (ii) instructions for use in surrendering such Certificates in exchange for certificates representing shares of Draxis Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Draxis Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, (y) cash in lieu of any fractional shares of Draxis Common Stock to which such holder is entitled pursuant to Section 2.3, and the Certificate so surrendered shall forthwith be cancelled and (z) any dividends or distributions to which such holder may be entitled pursuant to Section 2.2. In the event of a transfer of ownership of DAHI Common Stock which is not registered in the transfer records of DAHI, a certificate representing the proper number of shares of Draxis Common Stock may be issued to a transferee if the Certificate representing such DAHI Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer, and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.1(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing shares of Draxis Common Stock, cash in lieu of any fractional shares of Draxis Common Stock and any dividends or distributions, which may be payable pursuant to
Section 2.2 hereof.

    SECTION 2.2 DIVIDENDS; ESCHEAT. No dividends or distributions that are declared and unpaid on shares of Draxis Common Stock as of the Effective Time will be paid to persons entitled to receive certificates representing shares of Draxis Common Stock until such persons surrender their Certificates pursuant to Section 2.1(b). Upon such surrender, there shall be paid to the person in whose name the certificates representing such shares of Draxis Common Stock shall be issued, any unpaid dividends or distributions with respect to such shares of Draxis Common Stock which have a record date on or after the Effective Time and shall have become payable between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends or distributions be entitled to receive interest thereon. On the date which is 180 days after the Effective Time, the Exchange Agent shall deliver to Draxis all cash, certificates and other documents in its possession relating to the transactions described in this Agreement, and any holders of DAHI Common Stock who have not theretofore complied with this Article II shall look thereafter only to Draxis for the shares of Draxis Common Stock, any dividends or distributions thereon, and any cash in lieu of fractional shares thereof to which they are entitled pursuant to this Article II. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of DAHI Common Stock for any shares of Draxis Common Stock, any dividends or distributions thereon or any cash in lieu of fractional shares thereof delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    SECTION 2.3 NO FRACTIONAL SECURITIES. No certificates or scrip representing fractional shares of Draxis Common Stock shall be issued upon the surrender for


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                                       - 7 -

exchange of Certificates, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional securities, each holder of DAHI Common Stock who would otherwise have been entitled to a fraction of a share of Draxis Common Stock upon surrender of such holder's Certificates will be entitled to receive a cash payment (without interest) determined by multiplying (i) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of DAHI Common Stock then held of record by such holder) and (ii) the average of the per share closing prices for Draxis Common Stock on the NNM for the five trading days immediately preceding the Effective Time.

    SECTION 2.4 CLOSING OF DAHI TRANSFER BOOKS. At the Effective Time, the stock transfer books of DAHI shall be closed and no transfer of shares of DAHI Common Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to Draxis or DPI, they shall be cancelled and exchanged as provided in this Article II.

    SECTION 2.5 FURTHER ASSURANCES. If, at any time after the Effective Time, Draxis or DPI shall consider or be advised that any document, action or thing is necessary or desirable to carry out this Agreement, the officers of Draxis or DPI, as the case may be, shall be authorized to execute and deliver, in the name and on behalf of each other and DAHI, all such documents and to take and do, in such names and in such capacities or otherwise, all such actions and things as may be necessary or desirable to carry out the purposes of this Agreement.


                                    ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF DAHI

    DAHI represents and warrants to each of Draxis and DPI as follows:

    SECTION 3.1    CORPORATE ORGANIZATION; RELATED ENTITIES.

    (a) DAHI is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and has the corporate power and authority to own or lease its properties and to carry on its business as it is presently being conducted. DAHI is duly qualified or licensed as a foreign corporation to do business and is in good standing in, every jurisdiction where the character of DAHI's properties (owned or leased) or the nature of its activities makes such qualification or licensure necessary, except for failures, if any, to be so qualified or licensed which would not in the aggregate have a DAHI Material Adverse Effect (as hereinafter defined).

    (b) Except as set forth on Schedule 3.1(b), DAHI does not own, directly or indirectly, any capital stock of any corporation or have any direct or indirect equity or ownership interest of any kind in any business, joint venture, partnership or other entity.


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                                       - 8 -

    (c) The copies of the Articles of Incorporation and By-Laws of DAHI heretofore delivered to Draxis are complete and correct copies of such instruments as presently in effect.

    (d) As used in this Agreement, any reference to any event, change or effect having a "DAHI Material Adverse Effect" shall mean that such event, change or effect is, individually or in the aggregate, materially adverse to the business, operations, prospects, properties, assets (including intangible assets), liabilities (including contingent liabilities), condition (financial or other) or results of operations of DAHI or to the ability of DAHI to consummate the Mandatory Share Exchange and the other transactions contemplated by this Agreement.

    SECTION 3.2    CAPITALIZATION.

    (a) As of the date of this Agreement, the authorized capital stock of DAHI consists of 20,000,000 shares of DAHI Common Stock, 7,554,698 of which are issued and outstanding as fully paid and non-assessable shares of DAHI. All of the issued and outstanding shares of DAHI Common Stock are validly issued, fully paid and non-assessable.

    (b) As of the date of this Agreement, options and warrants to acquire 1,426,976 shares of DAHI Common Stock ("DAHI Stock Options") are outstanding under employee stock option plans and other benefit plans of DAHI; except as disclosed in this Section 3.2 or in DAHI Securities Regulatory Reports (as defined in Section 3.5),(i) there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement or arrangement of any kind to purchase or otherwise to receive from DAHI any of the outstanding authorized but unissued or treasury shares of the capital stock or any other security of DAHI, (ii) there is no outstanding security of any kind convertible into or exchangeable for such capital stock, and (iii) there is no voting trust or other agreement or understanding to which DAHI is a party or is bound with respect to the voting of the capital stock of DAHI.

    (c) Except as set forth on Schedule 3.2(c), none of the awards, grants or other agreements pursuant to which DAHI Stock Options were issued have provisions which accelerate the vesting or right to exercise such options upon the execution of this Agreement (including the documents attached as Exhibits hereto), the consummation of the transactions contemplated hereby (or thereby) or any other "change of control" or similar events.

    SECTION 3.3 AUTHORITY RELATIVE TO THIS AGREEMENT. DAHI has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by DAHI and the consummation by DAHI of the transactions contemplated on its part hereby have been duly authorized by DAHI's Board of Directors. This Agreement has been duly and validly executed and delivered by DAHI and constitutes a valid and binding agreement of DAHI, enforceable against DAHI in accordance with its terms.

    SECTION 3.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Neither the execution, delivery or performance of this Agreement by DAHI, nor, assuming approval by the DAHI stockholders pursuant to Section 6.4, the consummation by DAHI of the transactions contemplated hereby, will (i) conflict with or result in any breach of any provisions of the charter, by-laws or other organizational documents of DAHI,(ii) require a filing with, or a permit, authorization, consent or approval of, any U.S. federal or state court, Canadian federal or provincial court, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or administrative agency or commission (a "Governmental Entity"), except the filing of a registration statement on Form F-4 under the SECURITIES ACT with respect to Draxis Common Stock to be exchanged for shares of DAHI Common Stock pursuant to the Mandatory Share Exchange Plan, including the Proxy Statement-Prospectus included as a part thereof filed under the EXCHANGE ACT, filings or approvals required under U.S. state securities or "blue sky" laws, filings or approvals required under Canadian securities laws, regulations or rules, or the policy statements, orders, rulings or notice of Canadian securities regulators (collectively, "Canadian Securities Laws"), or the By-Laws of the NASD or the TSE (iii) except as set forth on
Schedule 3.4 hereto, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind or right of others of whatever nature ("Liens"), on any property or asset of DAHI pursuant to, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation (each, a "Contract") to which DAHI is a party or by which it or any of its properties or assets may be bound or (iv) violate any law, order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to DAHI or any of its properties or assets, except, in the case of clauses (ii), (iii) and
(iv), where failures to make such filing or obtain such authorization, consent or approval would not have, or where such violations, breaches or defaults or Liens would not have, in the aggregate, a DAHI Material Adverse Effect.

    SECTION 3.5 REPORTS AND FINANCIAL STATEMENTS. DAHI has timely filed all reports required to be filed with the SEC pursuant to the EXCHANGE ACT, the SECURITIES ACT or with Canadian securities regulators pursuant to applicable Canadian Securities Laws since December 31, 1995 (collectively, the "DAHI Securities Regulatory Reports"), and has previously made available to Draxis true and complete copies of all such DAHI Securities Regulatory Reports. Such DAHI Securities Regulatory Reports, as of their respective dates, complied in all material respects with the applicable requirements of the SECURITIES ACT and the EXCHANGE ACT, and the applicable Canadian Securities Laws, as the case may be, and none of such DAHI Securities Regulatory Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of DAHI included in DAHI Securities Regulatory Reports have been prepared in accordance with U.S. GAAP consistently applied throughout the periods indicated (except as otherwise noted therein or, in the case of unaudited statements, as permitted by Form
10-Q of the SEC) and fairly present (subject, in the case of unaudited statements, to normal recurring year-end adjustments and any other adjustments described therein) the financial position of DAHI as at the dates thereof and the results of operations and cash flows of DAHI for the periods then ended. Since December 31, 1995, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of DAHI.

    SECTION 3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on Schedule 3.6 or in DAHI Securities Regulatory Reports filed before the date of this Agreement, since December 31, 1995,(i) DAHI has not conducted its business and operations other than in the ordinary course of its business and consistent with its past practices or taken any actions that, if it had been in effect, would have violated or been inconsistent with its past practices or taken any actions that, if it had been in effect, would have violated or been inconsistent with the provisions of Section 5.1,(ii) DAHI has not entered into any Agreement to dispose of any of its assets or incurred any indebtedness which, either individually or in the aggregate, is material to DAHI, and (iii) to the best of DAHI's knowledge, there has not been any fact, event, circumstance or change affecting or relating to DAHI which has had or is reasonably likely to have a DAHI Material Adverse Effect except with respect to the expenses incurred in the completion of the transactions contemplated herein and any liabilities which might be incurred by the assertion of Dissenters Rights. Except as set forth on Schedule 3.6 or as would not represent a DAHI Material Adverse Effect, the transactions contemplated by this Agreement will not require the consent from or the giving of notice to a third party pursuant to the terms, conditions or provisions of any Contract to which DAHI is a party.

    SECTION 3.7 LITIGATION. Except as disclosed on Schedule 3.7 and except for litigation disclosed in the notes to the 1995 DAHI Statements or in DAHI Securities Regulatory Reports filed subsequent thereto, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the best knowledge of DAHI, threatened against DAHI or with respect to which DAHI could be required to provide indemnification or otherwise to contribute to liabilities or damages relating thereto, the outcome of which could reasonably be expected to have a DAHI Material Adverse Effect; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity outstanding against DAHI having, or which, insofar as can reasonably be foreseen, in the future may have a DAHI Material Adverse Effect.

    SECTION 3.8 ABSENCE OF UNDISCLOSED LIABILITIES. Except for liabilities or obligations which are accrued or reserved against in the 1995 DAHI Statements or which were incurred after December 31, 1995 in the ordinary course of business and consistent with past practice, and except as set forth on Schedule 3.8 and as discussed in paragraph 3.6 hereof, DAHI has no liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by U.S. GAAP to be reflected in a balance sheet (or reflected in the notes thereto) or which could reasonably be expected to have a DAHI Material Adverse Effect.

    SECTION 3.9 NO DEFAULT. Except as set forth in Schedule 3.9, DAHI is not in breach or violation of, or in default under (and no event has occurred which with notice or lapse of time or both would constitute such a breach, violation or default), any term, condition or provision of (i) DAHI's Articles of Incorporation or By-Laws, or (ii) (a) any order, writ, decree, statute, rule or regulation of any Governmental Entity applicable to DAHI or any of its properties or assets or (b) any Contract to which DAHI is a party or by which DAHI or any of its properties or assets may be bound, except in the case of this clause (ii), which breaches, violations or defaults, individually or in the aggregate, would not have a DAHI Material Adverse Effect. DAHI has, and is in compliance with, all licenses, permits, variances, exemptions, orders, approvals and other authorizations of all Governmental Entities as are necessary in order to enable it to own its business and conduct its business as currently conducted and to enter into the transactions contemplated hereby, the lack of which, under applicable law, rule or regulation, (i) would render legally impermissible the transactions contemplated hereby or (ii) could reasonably be expected to result in the material impairment of the continued use or exercise by DAHI after the date hereof of any material right used or exercised (or reasonably expected to be used or exercised) by DAHI, in the conduct of DAHI's business as currently conducted and as currently proposed to be conducted by DAHI or
(iii) could reasonably be expected to have a DAHI Material Adverse Effect.

    SECTION 3.10   TAXES.

    (a) DAHI will make available to Draxis true, correct and complete copies of the federal, state, local and foreign income, franchise sales and other Tax Returns (as hereinafter defined) filed by DAHI for each of DAHI's years ended December 31, 1992, 1993, 1994 and 1995, and, to the extent applicable, for months or quarters in 1996 through June 30, 1996.

    (b)  Except as disclosed in Schedule 3.10(b):

         (i) All returns, declarations, reports, estimates, statements, schedules or other information or document with respect to Taxes (as hereinafter defined) (collectively, "Tax Returns") required to be filed by DAHI have been timely filed (giving effect to extensions granted with respect thereto), and all such Tax Returns are true, correct and complete in all material respects. DAHI is not required to file any state Tax Returns other than in the State of Kansas.

         (ii) DAHI has timely paid all Taxes due or claimed to be due from it by any federal, state, local, foreign or other taxing authority.

         iii)  There are no liens for Taxes upon the assets of DAHI.

         (iv) No Tax Returns of DAHI have been examined by the Service. No deficiency for any Taxes has been proposed, asserted or assessed against DAHI which has not been resolved and paid in full.There are no outstanding waivers, extensions or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns that have been given by DAHI (including the time for filing of Tax Returns or paying Taxes).

          (v) Since the date of the 1995 DAHI Statements, DAHI has not made any change in accounting methods, received a ruling from any taxing authority or signed an agreement with any taxing authority which could reasonably be expected to have a DAHI Material Adverse Effect.

         (vi) DAHI has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and has, within the time and the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

        (vii) Except as set forth on Schedule 3.10(b)(vii), no audit or other proceeding by a federal, state, local or foreign court, governmental, regulatory, administrative or similar authority is presently pending with respect to any Taxes or Tax Return of DAHI, and DAHI has not received a written notice of any pending audits or proceedings. Schedule 3.10(b)(vii), shall set forth the nature of any such audit or proceeding, the type of Tax Return, any deficiencies proposed, asserted or assessed and the amount thereof and the tax year in question.

       (viii) DAHI is not a party to, nor bound by nor has any obligation under, any Tax sharing, allocation or indemnity agreement or similar contract or arrangement.

         (ix) No power of attorney granted by DAHI with respect to any Taxes is currently in force.

         (x) DAHI has not, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by DAHI.

        (xi) There are no agreements, contracts or arrangements to which DAHI is a party or of which DAHI has knowledge which will cause any employee, officer or shareholder to receive any "excess parachute payment" (within the meaning of Section 280G of the Code) relating to the change of control of DAHI resulting from the transactions contemplated by this Agreement.

       (xii) DAHI is not and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code a "United States real property holding company" (as defined in Section 897(c)(2) of the Code).

      (xiii) DAHI has not participated in, or cooperated with, an "international boycott" within the meaning of Section 999 of the Code.

       (xiv) The charges, accruals and reserves for Taxes reflected on the books of DAHI are adequate under U.S. GAAP to cover the Tax liabilities accruing or payable by DAHI in respect of periods prior to the date hereof.

        (xv) DAHI is not subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for U.S. federal income tax purposes.

       (xvi)  DAHI is not subject to liability for Taxes of any person
     (other than with respect to DAHI), including, without limitation, liability arising from the application of U.S. Treasury Regulation Section 1.1502-6 or any analogous provision of Tax law.

     (c) For purposes of this Agreement, "Taxes" (including, with correlative meaning, the term "Tax") shall include all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, service, service use, goods and services, AD VALOREM, transfer, franchise, profits, license, withholding, social security, payroll, employment, excise, estimated, severance, stamp, recording, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, whether computed on a separate consolidated, unitary, combined or other basis, together with any interest, fines, penalties, additions to tax or other additional amounts imposed thereon or with respect thereto imposed by any taxing authority (domestic or foreign).

    SECTION 3.11 INTELLECTUAL PROPERTY. DAHI owns, licenses or otherwise has such rights to use, sell, license or dispose of all industrial and intellectual property rights, including without limitation all patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, technology, know-how, trade secrets, proprietary processes and formulae (collectively, "Intellectual Property") as are material to the conduct of the business of DAHI as currently conducted. Set forth on
Schedule 3.11 is a true and complete listing of (i) all of DAHI's registered trademarks and pending applications for trademark registrations in all jurisdictions, and (ii) DAHI's patents issued and pending patent applications in all jurisdictions. The rights of DAHI to all such Intellectual Property are in full force. Except as set forth on Schedule 3.11:

    (a) DAHI has the right to bring actions for the infringement of its rights to the Intellectual Property necessary to protect such rights in the Intellectual Property, with such exceptions as could not reasonably be expected to have in the aggregate a DAHI Material Adverse Effect; and the consummation of the transactions contemplated hereby will not (i) give rise to any right of termination, amendment, renegotiation, cancellation or acceleration with respect to any license or other agreement to use, sell, license or dispose of such Intellectual Property which could reasonably be expected to have in the aggregate a DAHI Material Adverse Effect or (ii) in any way impair any currently existing right of DAHI to use, sell, license or dispose of or to bring any action for the infringement of any of the rights of DAHI to the Intellectual Property or any portion thereof;

    (b) none of the former or present employees, officers or directors of DAHI holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property owned by DAHI; DAHI does not license from any present or, to DAHI's knowledge, former employees, officers or directors of DAHI any Intellectual Property which is necessary for the business of DAHI as presently conducted; DAHI is not a party to any employment contract, patent disclosure agreement or any other contract or agreement with any employee of DAHI relating to any Intellectual Property.

    (c) each license and other agreement with respect to the use of any Intellectual Property currently used in DAHI's business is a valid, legally binding obligation of DAHI and, to the best knowledge of DAHI, all other parties thereto, enforceable in accordance with its terms, with such exceptions as could not reasonably be expected to have in the aggregate a DAHI Material Adverse Effect and except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and DAHI is not in breach, violation or default thereof (and no event has occurred which with the giving of notice or the passage of time or both would constitute such a breach, violation or default or give rise to any right of termination, amendment, renegotiation, cancellation or acceleration under any such license or agreement), and DAHI has no reason to believe that any other party to any such license or other agreement is in breach, violation or default thereof, other than, in each case, such breaches, violations and defaults as could not reasonably be expected to have in the aggregate a DAHI Material Adverse Effect; and

    (d) the manufacture, marketing, use, sale, licensure or disposition of any Intellectual Property in the manner proposed to be or currently used, sold, licensed or disposed of by DAHI does not and will not violate any license or agreement between DAHI and any third party or to the knowledge of DAHI based on representations and warranties from third parties from whom Intellectual Property is licensed by DAHI, infringe on the rights of any person, nor has such infringement been alleged within three years preceding the date of this Agreement (other than such as have been resolved); there is no pending or threatened claim or litigation challenging or questioning the validity, ownership or right to use, sell, license or dispose of any Intellectual Property in the manner in which any Intellectual Property is currently used, sold, licensed or disposed of by DAHI, nor is there a valid basis for any such claim or litigation, nor has DAHI received any notice asserting that the proposed use, sale, license or disposition by DAHI of any of the Intellectual Property of DAHI conflicts or will conflict with the rights of any other party, nor is there a valid basis for any such assertion in each case, with such exceptions as could not reasonably be expected in the aggregate to have a DAHI Material Adverse
Effect; and DAHI has not asserted any claim of infringement, misappropriation or misuse within the past three years.

    SECTION 3.12 INFORMATION IN DISCLOSURE DOCUMENTS AND REGISTRATION STATEMENT. None of the information to be supplied by DAHI for inclusion in
(i) the Registration Statement to be filed with the SEC by Draxis on Form F-4 under the SECURITIES ACT for the purpose of registering the shares of Draxis Common Stock to be issued in connection with the Mandatory Share Exchange (the "Registration Statement") or (ii) the joint proxy statement-prospectus to be distributed in connection with Draxis' and DAHI's meetings of stockholders (the "Proxy Statement-Prospectus") will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement-Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement-Prospectus and any amendments or supplements thereto, and at the time of the meeting of stockholders of DAHI to be held in connection with the Mandatory Share Exchange, contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement-Prospectus will comply as to form in all material respects with the applicable provisions of the LOUISIANA ACT, Canadian Securities Laws, the EXCHANGE ACT, and the rules and regulations promulgated thereunder, except that no representation is made by DAHI with respect to statements made therein based on information supplied by Draxis or its representatives for inclusion in the Proxy Statement-Prospectus or with respect to information concerning Draxis or any of the Draxis Subsidiaries incorporated by reference in the Proxy Statement-Prospectus.

    SECTION 3.13   EMPLOYEE BENEFIT PLANS; ERISA.

    (a) Schedule 4.13 hereto sets forth a true and complete list of each employee benefit plan, arrangement or agreement that is maintained, or was maintained or contributed to at any time during the six (6) calendar years preceding the date of this Agreement (the "DAHI Plans"), by DAHI or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with DAHI would be deemed a "single employer" within the meaning of
Section 4001 of ERISA. Neither DAHI nor any ERISA Affiliate has any formal plan or commitment to create any additional plan or modify any existing DAHI Plan.

    (b) Each of DAHI Plans that is subject to ERISA is in compliance with ERISA in all material respects; each of DAHI Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, no event has occurred which may affect such qualification and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code; no DAHI Plan has an accumulated or waived funding deficiency within the meaning of
Section 412 of the Code; neither DAHI nor an ERISA Affiliate has incurred, directly or indirectly, any material liability (including any material contingent liability) to or on account of a DAHI Plan pursuant to Title IV of ERISA; no proceedings have been instituted to terminate any DAHI Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in Section 4043(b) of ERISA, has occurred with respect to any DAHI Plan; and no condition exists that presents a material risk to DAHI or an ERISA Affiliate of incurring a liability to or on account of a DAHI Plan pursuant to Title IV of ERISA.

    (c) The current value of the assets of each of DAHI Plans that are subject to Title IV of ERISA, based upon the actuarial assumptions (to the extent reasonable) presently used by DAHI Plans, exceeds the present value of the accrued benefits under each such DAHI Plan; no DAHI Plan is a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) and no DAHI Plan is a plan subject to Section 413 of the Code; and all contributions, reserves, premiums or other amounts payable by DAHI as of the Effective Time with respect to each DAHI Plan in respect of current or prior plan years have been either paid or accrued on the balance sheet of DAHI. There are no pending, threatened or anticipated claims (other than routine claims for benefits) against or otherwise involving any of DAHI Plans and no suit, action or other litigation has been brought against or with respect to any of DAHI Plans or any trusts related thereto.

    (d) Neither DAHI nor any ERISA Affiliate, nor any DAHI Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which DAHI or any ERISA Affiliate, any DAHI Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any DAHI Plan or any such trust could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code. No amounts payable under DAHI Plans will, individually or in the aggregate, fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code. No DAHI Plan provides death or medical benefits (whether or not insured), with respect to current or former employees of DAHI or any ERISA Affiliate beyond their retirement or other termination of service other than (i) coverage mandated by applicable law or (ii) death benefits under any "employee pension plan," as that term is defined in section 3(2) of ERISA. The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of DAHI or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or (ii) accelerate the time of payments or vesting, or increase the amount of compensation due any such employee or officer.

    SECTION 3.14 VOTE REQUIRED. The affirmative vote of holders of two-thirds of the outstanding shares of DAHI Common Stock represented in person or by proxy at a duly called meeting of DAHI shareholders, and the affirmative vote of holders of a majority of the outstanding shares of DAHI Common Stock represented in person or by proxy at a duly called meeting of DAHI shareholders (other than shares held by Draxis or DPI, any of their affiliates or related parties), are the only votes of the holders of any class or series of DAHI's capital stock necessary to approve the (i) the Reincorporation Merger and (ii) the Mandatory Share Exchange under the LOUISIANA ACT. The Board of Directors of DAHI (at a meeting duly called and held) has unanimously (i) approved this Agreement, (ii) determined that the transactions contemplated hereby are in the best interests of DAHI, and (iii) determined to recommend this Agreement, the approval of the Mandatory Share Exchange and the Mandatory Share Exchange Plan and the other transactions contemplated hereby to such holders for approval and adoption.

    SECTION 3.15 AFFILIATE TRANSACTIONS. Except as disclosed in DAHI Securities Regulatory Reports, there are no material Contracts or other transactions between DAHI, on the one hand, and any (i) officer or director of DAHI, (ii) record or beneficial owner of five percent or more of the voting securities of DAHI or (iii) affiliate (as such term is defined in Regulation 12b-2 promulgated under the EXCHANGE ACT of any such officer, director or beneficial owner, on the other hand.

    SECTION 3.16 BROKERS. Except for DAHI's financial advisor, Hambrecht & Quist, no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Mandatory Share Exchange or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of DAHI.

    SECTION 3.17 OPINION OF FINANCIAL ADVISOR. DAHI has received the opinion of Hambrecht & Quist dated July 24, 1996, substantially to the effect that the consideration to be received in the Mandatory Share Exchange by the holders of DAHI Common Stock is fair to such holders from a financial point of view, a copy of which opinion has been delivered to Draxis and DPI.

    SECTION 3.18 VALUATION. DAHI will have received the valuation prepared by KPMG Peat Marwick with respect to the current fair market values of DAHI Common

Stock and Draxis Common Stock, respectively, a copy of which valuation has been delivered to Draxis and DPI prior to filing the Proxy
Statement-Prospectus.

                                     ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF DRAXIS AND DPI

    DRAXIS MAKES THE REPRESENTATIONS AND PROVIDES THE WARRANTIES TO DAHI AS SET OUT BELOW IN SECTIONS 4.1 TO SECTIONS 4.11 INCLUSIVE:

    SECTION 4.1    ORGANIZATION.

    (a) Draxis is a corporation duly organized, validly existing and in good standing under the laws of Canada and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Draxis is qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not have a Draxis Material Adverse Effect (as hereinafter defined).

    (b) Schedule 4.1(b) lists all of the subsidiaries of Draxis which would be required to be set forth as an exhibit to Draxis' Annual Report on Form 20-F pursuant to the rules and regulations under the EXCHANGE ACT (the "Draxis Subsidiaries"). Each of the Draxis Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation and has the corporate power and authority to own or lease its properties and to carry on its business as it is presently being conducted, except for failures, if any, to be so organized, validly existing or in good standing or to have such corporate power and authority which would not in the aggregate have a Draxis Material Adverse Effect.

    (c) The copies of the Articles of Amalgamation, as amended, and By-Laws of Draxis heretofore delivered to DAHI are complete and correct copies of such instruments as presently in effect.

    (d) As used in this Agreement, any reference to any event, change or effect having a "Draxis Material Adverse Effect" shall mean that such event, change or effect is, individually or in the aggregate, materially adverse to the business, operations, prospects, properties, assets (including intangible assets), liabilities (including contingent liabilities), condition (financial or other) or results of operations of Draxis and the Draxis Subsidiaries taken as a whole or to the ability of Draxis to consummate the Mandatory Share Exchange and the other transactions contemplated by this Agreement.

    SECTION 4.2    CAPITALIZATION.

    (a) As of the date of this Agreement, the authorized capital stock of Draxis consists of an unlimited number of shares of Draxis Common Stock, of which 23,420,165 shares are issued and outstanding, an unlimited number of Employee Participation Shares ("Draxis EP Shares"), issuable in series, of which 1,520,500 are issued and outstanding and an unlimited number of Preferred Shares, none of which are issued and outstanding. The Draxis EP Shares do not entitle the holders thereof to vote at meetings of the Draxis' shareholders, except where such right is conferred by the CANADA BUSINESS CORPORATIONS ACT. Holders of Draxis Common Stock are entitled to receive notice of and attend all meetings of shareholders and to one vote in respect of each share of Draxis Common Stock held at such meetings. The Board of Directors is authorized to fix by resolution, before issuance, the terms and conditions attaching to the shares of each series of Preferred Shares, including any right of holders of such shares to vote at meetings of Draxis' shareholders. In addition, Draxis has issued 300,000 common share purchase warrants (the "Broker Warrants") entitling the holders thereof to receive one share of Draxis Common Stock for each Broker Warrant provided that such holder exercises that right prior to 5:00 p.m. (Toronto time) on April 22, 1998. Each Broker Warrant entitles the holder, upon exercise, to receive one share of Draxis Common Stock at Cdn.$4.25 per share. As of the date of this Agreement, options to acquire 1,449,274 shares of Draxis Common Stock (the "Draxis Stock Options") are outstanding under all employee stock option plans of Draxis; 1,520,500 shares of Draxis Common Stock are reserved for issuance upon conversion of the Draxis EP Shares, 300,000 shares of Draxis Common Stock are reserved for issuance upon the exercise of the Broker Warrants, and additional shares of Draxis Common Stock are reserved for issuance in the circumstances set out in Schedule 4.2. All of the shares of Draxis Common Stock issuable in exchange for shares of DAHI Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and non-assessable.

    (b) Except as disclosed in this Section 4.2 or in the Draxis Securities Regulatory Reports (as hereinafter defined), (i) there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement or arrangement of any kind to purchase or otherwise to receive from Draxis any of the outstanding authorized but unissued or treasury shares of the capital stock or any other security of Draxis and (ii) there is no outstanding security of any kind convertible into or exchangeable for such capital stock, and (iii) there is no voting trust or other agreement or understanding to which Draxis is a party or is bound with respect to the voting of the capital stock or Draxis, except for an agreement to be dated as of July 25, 1996 pursuant to which Draxis is acquiring all of the outstanding shares of Tican Pharmaceuticals Ltd. which provides for the issuance by Draxis, as part of the purchase price, of common shares of Draxis having a value of CDN$200,000 based on the closing price of such shares on the TSE on July 24, 1996.

    (c) All of the issued and outstanding capital stock of each of the Draxis Subsidiaries has been validly issued, is fully paid and non-assessable and is owned beneficially, directly or indirectly, by Draxis, free of any Liens, preemptive rights or other restrictions with respect thereto.

    SECTION 4.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Draxis has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Draxis and the consummation by Draxis of the transactions contemplated on its part hereby have been duly authorized by its Board of Directors, and, except for the approval of Draxis' stockholders to be sought at the stockholders' meeting contemplated by Section 6.4(b), no other corporate proceedings on the part of Draxis are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by Draxis and constitutes a valid and binding agreement of Draxis, enforceable against Draxis in accordance with its terms.

    SECTION 4.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Neither the execution, delivery and performance of this Agreement by Draxis, nor the consummation by Draxis of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of (x) the Articles of Amalgamation or the By-Laws of Draxis or (y) the organizational documents of the Draxis Subsidiaries, (ii) require a filing with, or a permit, authorization, consent or approval of, any Governmental Entity except the filing of the Proxy Statement-Prospectus under the EXCHANGE ACT, filings or approvals required under U.S. or Canadian laws relating to takeovers, if applicable, U.S. state securities or "blue sky" laws, Canadian Securities Laws, the By-Laws of the NASD or the TSE, and any filings necessary to comply with dissenters' rights pursuant to the MISSOURI ACT or the LOUISIANA ACT,
(iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of a Lien on any property or asset of Draxis or any Draxis Subsidiaries pursuant to, any of the terms, conditions or provisions of any material Contract to which Draxis or any Draxis Subsidiary is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any law, order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to Draxis or any Draxis Subsidiary or any of their properties or assets, except, in the case of clauses (ii), (iii) and
(iv), where the failure to make such filing or obtain such authorization, consent or approval would not have, or where such violations, breaches or defaults or Liens would not have, in any such case, a Draxis Material Adverse Effect.

    SECTION 4.5 REPORTS AND FINANCIAL STATEMENTS. Draxis has timely filed all reports required to be filed with the SEC pursuant to the EXCHANGE ACT or the SECURITIES ACT or with Canadian securities regulators pursuant to applicable Canadian Securities Laws since December 31, 1995 (collectively, the "Draxis Securities Regulatory Reports"), and has previously made available to DAHI true and complete copies of all such Draxis Securities Regulatory Reports. Such Draxis Securities Regulatory Reports, as of their respective dates, complied in all materials respects with the applicable requirements of the SECURITIES ACT and the EXCHANGE ACT and the applicable Canadian Securities Laws, as the case may be, and none of such Draxis Securities Regulatory Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Draxis included in the Draxis Securities Regulatory Reports have been prepared in accordance with Canadian GAAP consistently applied throughout the periods indicated (except as otherwise noted therein or, in the case of unaudited statements, as permitted by Form 20-F of the SEC) and fairly present (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and any other adjustments described therein) the consolidated financial position of Draxis and its consolidated
Subsidiaries as at the dates thereof and the consolidated results of operations and cash flows of Draxis and its consolidated Subsidiaries for the periods then ended. Since December 31, 1995, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of Draxis of any of its consolidated Subsidiaries.

    SECTION 4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS; MATERIAL AGREEMENTS. Except as set forth in the Draxis Securities Regulatory Reports filed before the date of this Agreement, since December 31, 1995, (i) neither Draxis nor the Draxis Subsidiaries has conducted its business and operations other than in the ordinary course of business and consistent with past practices, and
(ii) there has not been any fact, event, circumstance or change affecting or relating to Draxis and the Draxis Subsidiaries which has had or is reasonably likely to have a Draxis Material Adverse Effect.

    SECTION 4.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except for liabilities or obligations which are accrued or reserved against in Draxis' financial statements (or reflected in the notes thereto) included in the Draxis Securities Regulatory Reports filed as of the date of this Agrement or which were incurred after December 31, 1995 in the ordinary course of business and consistent with past practice, or which have been publicly announced, none of Draxis and the Draxis Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by Canadian GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto) or which could reasonably be expected to have a Draxis Material Adverse Effect.

    SECTION 4.8 NO DEFAULT. Neither Draxis nor any Draxis Subsidiary is in breach or violation, or in default under (and no event has occurred which with notice or the lapse of time or both would constitute such a breach, default or violation) of any term, condition or provision of (i) Draxis' Certificate of Amalgamation or By-Laws, or (ii) (a) any order, writ, decree, statute, rule or regulation of any Governmental Entity applicable to Draxis or any Draxis Subsidiary or any of their properties or assets or (b) any Contract to which Draxis or any Draxis Subsidiary is a party or by which Draxis or any Draxis Subsidiary or any of their properties or assets may be bound except in the case of this clause (ii), which breaches, violations or defaults, individually or in the aggregate, would not have a Draxis Material Adverse Effect.

    SECTION 4.9 INFORMATION IN DISCLOSURE DOCUMENTS AND REGISTRATION STATEMENT. None of the information to be supplied by Draxis for inclusion in
(i) the Registration Statement or (ii) the Proxy Statement-Prospectus will in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement-Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement-Prospectus and any amendments or supplements thereto, and at the time of the meeting of stockholders of Draxis to be held in connection with the Mandatory Share Exchange, contains any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement-Prospectus will comply as to form in all material respects with the applicable provisions of the CANADA BUSINESS CORPORATIONS ACT, the SECURITIES ACT and the EXCHANGE ACT and the rules and regulations promulgated thereunder, and the Canadian Securities Laws, except that no representation is made by Draxis with resect to statements made therein based on information supplied by DAHI or its representatives for inclusion in the Registration Statement or the Proxy Statement-Prospectus or with respect to information concerning DAHI incorporated by reference in the Registration Statement or the Proxy Statement-Prospectus.

    SECTION 4.10 VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Draxis Common Stock present in person or represented by proxy at the stockholders meeting of Draxis contemplated by
Section 6.4(b) is the only vote of the holders of any class or series of Draxis capital stock necessary to approve the issuance of shares of Draxis Common Stock pursuant to the Mandatory Share Exchange Plan. The affirmative vote of Draxis, as the sole stockholder of all outstanding shares of DPI Common Stock, is the only vote of the holders of any class or series of DPI's capital stock necessary to approve the DPI Exchange. The Board of Directors of Draxis (at a meeting duly called and held) has unanimously (i) approved this Agreement, (ii) determined that the transactions contemplated hereby are fair to and in the best interests of Draxis and the holders of Draxis Common Stock, and (iii) determined to cause Draxis, as the sole stockholder of DPI, to approve and adopt this Agreement.

    SECTION 4.11   EMPLOYEE BENEFIT PLANS.

    (a) Schedule 4.11(a) hereto sets forth a true and complete list of each employee benefit plan, arrangement or agreement that is maintained, or was maintained or contributed to at any time during the six (6) calendar years preceding the date of this Agreement (the "Draxis Plans"), by Draxis or any of the Draxis Subsidiaries. Neither Draxis nor any Draxis Subsidiary has any formal plan or commitment to create any additional plan or modify any existing Draxis Plan.

    (b) No Draxis Plan is subject to Title IV of ERISA or Section 412 of the Code. Each Draxis Plan has been maintained and administered in material compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, and is, to the extent required by applicable law or contract, fully funded without having any deficit or unfunded actuarial liability.

DPI MAKES THE REPRESENTATIONS AND PROVIDES THE WARRANTIES TO DAHI SET OUT BELOW IN SECTION 4.12 TO SECTION 4.17 INCLUSIVE:

    SECTION 4.12 ORGANIZATION. DPI is a corporation duly organized, validly existing and in good standing under the laws of Canada and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. DPI is qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not have a Draxis Material Adverse Effect.

    SECTION 4.13   CAPITALIZATION.

    (a) As of the date of this Agreement, the authorized capital stock of DPI consists of an unlimited number of common shares, all of the outstanding shares of which are beneficially owned by Draxis.

    (b) There is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement or arrangement of any kind to purchase or otherwise to receive from DPI any of the outstanding authorized but unissued or treasury shares of the capital stock or any other security of DPI and (ii) there is no outstanding security of any kind convertible into or exchangeable for such capital stock, and (iii) there is no voting trust or other agreement or understanding to which DPI is a party or is bound with respect to the voting of the capital stock or DPI.

    SECTION 4.14 AUTHORITY RELATIVE TO THIS AGREEMENT. DPI has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by DPI and the consummation by DPI of the transactions contemplated on its part hereby have been duly authorized by its Board of Directors, and by Draxis as the sole stockholder of DPI, and no other corporate proceedings on the part of DPI are necessary to authorize this Agreement or for DPI to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by DPI and constitutes a valid and binding agreement of DPI, enforceable against DPI in accordance with its terms.

    SECTION 4.15 CONSENTS AND APPROVALS; NO VIOLATIONS. Neither the execution, delivery and performance of this Agreement by DPI, nor the consummation by DPI of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or the By-Laws of DPI, (ii) require a filing with, or a permit, authorization, consent or approval of, any Governmental Entity except in connection with or in order to comply with the filing of the Proxy Statement-Prospectus by Draxis under the EXCHANGE ACT, filings or approvals required under U.S. or Canadian laws relating to takeovers, if applicable, U.S. state securities or "blue sky" laws, Canadian Securities Laws, the By-Laws of the NASD or the TSE, and any filings necessary to comply with dissenters' rights pursuant to the LOUISIANA ACT, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of a Lien on any property or asset of DPI pursuant to, any of the terms, conditions or provisions of any material Contract to which DPI is a party or by which it or any of its properties or assets may be bound or
(iv) violate any law, order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to DPI or any of its properties or assets, except, in the case of clauses (ii), (iii) and (iv), where the failure to make such filing or obtain such authorization, consent or approval would not have, or where such violations, breaches or defaults or Liens would not have, in any such case, a Draxis Material Adverse Effect.

    SECTION 4.16 NO DEFAULT. DPI is not in breach or violation, or in default under (and no event has occurred which with notice or the lapse of time or both would constitute such a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or By-Laws, or (ii) (a) any order, writ, decree, statute, rule or regulation of any Governmental Entity applicable to DPI or any of its properties or assets or (b) any Contract to which DPI is a party or by which DPI or any of its properties or assets may be bound except in the case of this clause (ii), which breaches, violations or defaults, individually or in the aggregate, would not have a Draxis Material Adverse Effect.

    SECTION 4.17 INFORMATION IN DISCLOSURE DOCUMENTS AND REGISTRATION STATEMENT. None of the information to be supplied by DPI for inclusion in (i) the Registration Statement or (ii) the Proxy Statement-Prospectus will in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement-Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement-Prospectus and any amendments or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement-Prospectus will comply as to form in all material respects with the applicable provisions of the CANADA BUSINESS CORPORATIONS ACT, the SECURITIES ACT and the EXCHANGE ACT and the rules and regulations promulgated thereunder, and the Canadian Securities Laws, except that no representation is made by DPI with resect to statements made therein based on information supplied by DAHI or its representatives for inclusion in the Registration Statement or the Proxy

Statement-Prospectus or with respect to information concerning DAHI incorporated by reference in the Registration Statement or the Proxy Statement-Prospectus.


                                      ARTICLE V
                 CONDUCT OF BUSINESS PENDING THE MANDATORY SHARE EXCHANGE

    SECTION 5.1 CONDUCT OF BUSINESS BY DAHI PENDING THE MANDATORY SHARE EXCHANGE. Prior to the Effective Time, unless Draxis shall otherwise agree in writing, or as otherwise expressly contemplated by this Agreement:

    (a) DAHI shall conduct its business only in the ordinary and usual course consistent with its past practice, and DAHI shall use its reasonable best efforts to preserve intact the present business organization, keep available the services of its present officers and key employees, and preserve the goodwill of those having business relationships with it; DAHI shall not hire any person to any position within DAHI or as a consultant to DAHI where the total annual compensation payable to such person, whether payable in cash or otherwise, would exceed U.S.$100,000;

    (b) DAHI shall not (i) amend its charter, by-laws or other organizational documents, (ii) split, combine or reclassify any shares of its outstanding capital stock, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (iv) directly or indirectly redeem or otherwise acquire any shares of its capital stock;

    (c) DAHI shall not (i) authorize for issuance, issue or sell or agree to issue or sell any shares of, or rights of securities of any kind to acquire, rights or securities convertible into any shares of, its capital stock (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for the issuance of shares of DAHI Common Stock upon the exercise of DAHI Stock Options outstanding on the date of this Agreement; (ii) merge or consolidate with another entity (other than transactions pending as of the date hereof that have been disclosed to Draxis); (iii) acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any assets outside the ordinary and usual course of business and consistent with past practice or otherwise enter into any material contract, commitment or transaction outside the ordinary and usual course of business consistent with past practice; (iv) sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any of its assets outside the ordinary and usual course of business and consistent with past practice; (v) incur, assume or prepay any material indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practice; (vi) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person in the ordinary course of business and consistent with past practice; (vii) make any loans, advances or capital contributions to, or investments in, any other person; (viii) authorize or make capital expenditures materially in excess of the amounts currently budgeted therefor; (ix) permit any insurance policy naming DAHI as a beneficiary or a loss payee to be cancelled or terminated other than in the ordinary course of business; (x) settle or compromise any litigation; or (xi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

    (d) DAHI shall not take any action with respect to, or make any material change in, its accounting policies or procedures;

    (e) DAHI shall not knowingly take any action which would jeopardize qualification of the Mandatory Share Exchange as a reorganization within the meaning of Section 368(a) of the Code or which would result in the transfer of DAHI Common Stock in the Mandatory Share Exchange being treated as a disposition by Draxis or any of its Affiliates under the INCOME TAX ACT (CANADA);

    (f) DAHI shall not make any Tax election or settle or compromise any income Tax liability or file any income tax return prior to the last day (including extensions) prescribed by law, in the case of any of the foregoing, material to the business, financial condition or results of operations of DAHI;

    (g) DAHI shall not propose, adopt, approve or implement any stockholder rights plan which could have the effect of restricting, prohibiting, impeding or otherwise affecting the consummation of the transactions contemplated by this Agreement by the parties hereto; and

    (h) Subject to the provisions of Sections 3.6 and 3.8, DAHI shall not allow its current assets to diminish, or its current liabilities to increase, if the effect of such change in assets or liabilities would result in DAHI not being able to make the required payment to shareholders exercising dissenters rights out of DAHI's own resources or on its own credit.

    SECTION 5.2 CONDUCT OF BUSINESS BY DRAXIS PENDING THE MANDATORY SHARE EXCHANGE. Prior to the Effective time, unless DAHI shall otherwise agree in writing, or as otherwise expressly contemplated by this Agreement:

    (a) the business of Draxis and the Draxis Subsidiaries shall be conducted only in the ordinary and usual course consistent with past practice, including acquisitions and dispositions of products and companies in Draxis' current line of business, and Draxis shall use its reasonable best efforts to preserve intact the present business organization, to keep available the services of its present officers and key employees, and preserve the goodwill of those having business relationships with it;

    (b) Draxis shall not declare, set aside or pay any dividend or other distribution payable in cash, stock or property;

    (c) Draxis shall not split, combine or reclassify the outstanding Draxis Common Stock;

    (d) neither Draxis nor DPI shall take any action with respect to, or make any material change in, its accounting policies or procedures; and

    (e) neither Draxis nor DPI shall knowingly take any action which would jeopardize qualification of the Mandatory Share Exchange as a reorganization within the meaning of Section 368(a) of the Code or which would result in the transfer of the DAHI Common Stock in the Mandatory Share Exchange being treated as a disposition by Draxis or any of its Affiliates under the INCOME TAX ACT (Canada).


                                     ARTICLE VI
                                ADDITIONAL AGREEMENTS

    SECTION 6.1 ACCESS AND INFORMATION. Each of DAHI and Draxis shall (and shall cause its Subsidiaries and its and their respective officers, directors, employees, auditors and agents to) afford to the other and to the other's officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives reasonable access during normal business hours throughout the period prior to the Effective Time to all of its books and records (other than privileged documents and subject to any confidentiality provisions applicable to communications between any party and its counsel) and its properties, plants and personnel and, during such period, each of DAHI and Draxis shall furnish promptly to the other a copy of each report, schedule and other document filed or received by it pursuant to the requirements of the LOUISIANA ACT, the SECURITIES ACT, the EXCHANGE ACT and the applicable Canadian Securities Laws, provided that no investigation pursuant to this Section 6.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Mandatory Share Exchange. Unless otherwise required by law, each party agrees that it (and its Subsidiaries and its and their respective representatives) shall hold in confidence all non-public information so acquired in accordance with the terms of the Confidentiality Agreement.

    SECTION 6.2    NO OTHER NEGOTIATIONS.

    (a) Upon execution of this Agreement, DAHI is not engaged in, or shall immediately terminate, any discussions with any third party concerning an Alternative Acquisition (as defined below). From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, DAHI shall not, directly or indirectly,
(a) solicit, engage in discussions or
negotiate with any person (whether such discussions or negotiations are initiated by DAHI or otherwise) or take any other action intended or designed to facilitate the efforts of any person, other than Draxis, relating to the possible acquisition of DAHI (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets including by way of a distribution or marketing agreement (other than a disposition of inventory in the ordinary course of business) (with any such efforts by any such person, including a firm proposal to make such an acquisition, to be referred to as an "Alternative Acquisition"), (b) provide information with respect to DAHI to any person, other than Draxis, relating to a possible Alternative Acquisition by any person, other than Draxis, (c) enter into an agreement with any person, other than Draxis, providing for a possible Alternative Acquisition, or (d) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any person, other than Draxis.

    Notwithstanding the foregoing, the restrictions set forth in this Agreement shall not prevent the Board of Directors of DAHI (or its agents pursuant to its instructions) from taking any of the following actions: (a) furnishing information concerning DAHI and its business, properties and assets to any third party or (b) negotiating with such third party concerning an Alternative Acquisition provided that all of the following events shall have occurred: (1) such third party has made a written proposal to the Board of Directors of DAHI (which proposal may be conditional) to consummate an Alternative Acquisition which proposal identifies a price or range of values to be paid for the outstanding securities or substantially all of the assets of DAHI, and if consummated, based on the advice of DAHI's investment bankers, the Board of Directors of DAHI has determined is financially more favourable to the stockholders of DAHI than the terms of the Mandatory Share Exchange (a "Superior Proposal"); (2) DAHI's Board of Directors has determined, based on the advice of its investment bankers, that such third party is financially capable of consummating such Superior Proposal; (3) the Board of Directors of DAHI shall have determined, after consultation with its outside legal counsel, that the fiduciary duties of the Board of Directors of DAHI require DAHI to furnish information to and negotiate with such third party; and (4) Draxis shall have been notified in writing of such Superior Proposal, including all of its terms and conditions, and shall have been given copies of such proposal. Notwithstanding the foregoing, DAHI shall not provide any non-public information to such third party unless (1) DAHI has prior to the date hereof provided such information to Draxis' representative;
(2) DAHI has notified Draxis in advance of any such proposed disclosure of non-public information to any such third party, with a description of the information proposed to be disclosed; and (3) DAHI provides such non-public information pursuant to a nondisclosure agreement with terms which are at least as restrictive as the Confidentiality Agreement.

    In addition to the foregoing, DAHI shall not accept or enter into any agreement concerning an Alternative Acquisition for a period of not less than 48 hours after Draxis' receipt of a copy of such proposal of an Alternative Acquisition. Upon compliance with the foregoing, DAHI shall be entitled (1) not to recommend or change its recommendation concerning the Mandatory Share Exchange; and (2) to enter into an agreement with such third party concerning an Alternative Acquisition provided that DAHI shall immediately make payment in full to Draxis of the termination fee as defined in Section 8.2(b) below.

    (b) If DAHI receives any unsolicited offer or proposal to enter into discussions or negotiations relating to an Alternative Acquisition, DAHI shall notify Draxis thereof within 24 hours of DAHI's receipt thereof, including information as to the identity of the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be.

    (c) DAHI shall be entitled to provide copies of this Section 6.2 to third parties who on an entirely unsolicited basis after the date hereof, contact DAHI concerning an Alternative Acquisition; provided that Draxis shall concurrently be notified of such contact and the delivery of such copy.

    SECTION 6.3 REGISTRATION STATEMENT. As promptly as practicable Draxis and DAHI will prepare and, following it being declared effective by the SEC, distribute to their respective shareholders and file with the SEC, and with the securities administrators in the applicable provinces of Canada, the Proxy Statement-Prospectus and Draxis, in consultation with DAHI shall prepare and file with the SEC or with the securities administrators in the applicable provinces of Canada pursuant to the Canadian Securities Laws the Registration Statement. Each of Draxis and DAHI shall use its reasonable best efforts to have the Registration Statement declared effective as soon as practicable. Draxis shall also use its reasonable best efforts to take any action required to be taken under U.S. state securities or blue sky laws or Canadian Securities Laws in connection with the issuance of the shares of Draxis Common Stock pursuant to this Agreement in connection with the Mandatory Share Exchange. DAHI shall furnish Draxis with all information concerning DAHI and the holders of its capital stock and shall take such other action as Draxis may reasonably request in connection with the Registration Statement and the issuance of shares of Draxis Common Stock. If at any time prior to the Effective Time, any event or circumstance relating to Draxis, any Subsidiary of Draxis, DAHI, or their respective officers or directors, should be discovered by such party which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement-Prospectus, such party shall promptly inform the other thereof and take appropriate action in respect thereof.

    SECTION 6.4    PROXY STATEMENT-PROSPECTUS; STOCKHOLDER APPROVALS

    (a) DAHI, acting through its Board of Directors, shall, subject to and in accordance with applicable law and its Articles of Incorporation and By-Laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of the holders of DAHI Common Stock for the purpose of voting to approve the Reincorporation Merger, the Mandatory Share Exchange and the Mandatory Share Exchange Plan and the transactions contemplated in connection therewith, and subject to the fiduciary duties of the Board of Directors of DAHI under applicable law after consultation with outside legal counsel, (i) recommend approval by the stockholders of DAHI of the Reincorporation Merger, the Mandatory Share Exchange and the Mandatory Share Exchange Plan and include in the Proxy Statement-Prospectus such recommendation, and (ii) take all reasonable and lawful action to solicit and obtain such approvals.

    (b) Draxis, acting through its Board of Directors, shall, subject to and in accordance with applicable law and its Articles of Amalgamation and By-Laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of the holders of Draxis Common Stock for the purpose of voting to approve (i) the issuance of shares of Draxis Common Stock to be issued in connection with the Mandatory Share Exchange and (ii) the Mandatory Share Exchange Plan, and subject to the fiduciary duties of the Board of Directors of Draxis under applicable law as advised by outside counsel, (i) recommend approval of such issuance by the stockholders of Draxis and include in the Proxy Statement-Prospectus such recommendation, and (ii) take all reasonable and lawful action to solicit and obtain such approvals.

    (c) Draxis and DAHI, as promptly as practicable (or with such other timing as Draxis and DAHI mutually agree), shall cause the definitive Proxy Statement-Prospectus to be mailed to DAHI's and Draxis' stockholders.

    (d) At or prior to the Effective Time, each of Draxis and DAHI shall deliver to the other a certificate of its corporate secretary setting forth the voting results from its stockholder meeting.

    SECTION 6.5    COMPLIANCE WITH THE SECURITIES ACT.

    (a) At least 30 days prior to the Effective Time, DAHI shall cause to be delivered to Draxis a list identifying all persons who were, in its reasonable judgment, at the record date for DAHI's stockholders' meeting convened in accordance with Section 6.4(a) hereof, "affiliates" of DAHI as that term is used in paragraphs (c) and (d) of Rule 145 under the SECURITIES ACT (the "Affiliates").

    (b) DAHI shall use its reasonable best efforts to cause each person who is identified as one of its Affiliates in its list referred to in Section 6.5(a) above to deliver to Draxis (with a copy to DAHI), at or prior to the Effective Time, a written agreement, in the form attached hereto as Exhibit B (the "Affiliate Letters").

    (c) If any Affiliate of DAHI refuses to provide an Affiliate Letter, Draxis may place appropriate legends on the certificates evidencing the shares of Draxis Common Stock to be received by such Affiliate pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for shares of Draxis Common Stock to the effect that the shares of Draxis Common Stock received by such Affiliate pursuant to this Agreement may only be sold, transferred or otherwise conveyed (i) pursuant to an effective registration statement under the SECURITIES ACT, (ii) in compliance with Rule 145 promulgated under the SECURITIES ACT, or (iii) pursuant to another exemption under the SECURITIES ACT.

    SECTION 6.6 BEST EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, the obtaining of all necessary waivers, consents and approvals and the effecting of all necessary registrations and filings. Without limiting the generality of the foregoing, as promptly as practicable, DAHI, Draxis and DPI shall make all filings and submissions under the HSR ACT as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby. Subject to the Confidentiality Agreement, DAHI will furnish to Draxis and DPI, and Draxis and DPI will furnish to DAHI, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to the Confidentiality Agreement, DAHI will provide Draxis and DPI, and Draxis and DPI will provide DAHI, with copies of all material written correspondence, filings and communications (or memoranda setting forth the substance thereof) between such party or any of its representatives and any Governmental Entity, with respect to the obtaining of any waivers, consent or approvals and the making of any registrations or filings, in each case that is necessary to consummate the Reincorporation Merger, the Mandatory Share Exchange and the other transactions contemplated hereby. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers or directors of Draxis, DPI and DAHI shall take all such necessary action. Each of the parties will use its reasonable efforts to ensure that the tax opinions to be delivered by its counsel pursuant to Section 7.2(d) or 7.3(c), as the case may be, be delivered and not withdrawn or modified in any material respect.

    SECTION 6.7 DAHI STOCK OPTIONS AND WARRANTS. Each of Draxis and DPI will exchange options and warrants to purchase shares of Draxis Common Stock for all outstanding DAHI Stock Options (the "New Options"). At the Effective Time, each DAHI Stock Option which is outstanding immediately prior to the Effective Time shall be exchanged for the right to receive Draxis Common Stock on the following basis:

    (a) The aggregate number of shares of Draxis Common Stock to be subject to the New Options shall be equal to the product of the number of shares of DAHI Common Stock remaining subject (as of immediately prior to the Effective Time) to the original option or warrant and the Exchange Ratio, provided that any fractional shares of Draxis

Common Stock resulting from such multiplication shall be dealt with in accordance with the provisions of Section 2.3 hereof.

    (b) The exercise price per share of Draxis Common Stock under the New Option shall be equal to the exercise price per share of DAHI Common Stock under the original option or warrant divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent.

The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. After the Effective Time, each New Option shall be exercisable and shall vest upon the same terms and conditions as were applicable to the related DAHI Stock Option immediately prior to the Effective Time, except that (i) all references to DAHI shall be deemed to be references to Draxis and (ii) all DAHI Stock Options held by directors of DAHI who are neither directors of Draxis nor employees of DAHI or Draxis shall vest fully as of the date of mailing of the Joint Proxy Statement-Prospectus. All other terms of DAHI Stock Options shall remain the same and Draxis shall be deemed to be the grantor of the New Options. Draxis shall file with the SEC a registration statement on Form S-8 (or other appropriate form) for purposes of registering all shares of Draxis Common Stock issuable after the Effective Time upon exercise of the New Options, and use all reasonable efforts to have such registration statement become effective with respect thereto as promptly as practicable after the Effective Time. Draxis shall obtain all necessary approvals of the TSE and NASDAQ to ensure that the New Options are in compliance with applicable regulatory requirements.

    SECTION 6.8 PUBLIC ANNOUNCEMENTS. Each of Draxis, DPI, and DAHI agrees that it will not issue any press release or otherwise make any public statement with respect to this Agreement (including the Exhibits hereto) or the transactions contemplated hereby or thereby without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that such disclosure can be made without obtaining such prior consent if (i) the disclosure is required by law or by obligations imposed pursuant to any listing agreement with the TSE, the NNM or any national securities exchange and (ii) the party making such disclosure has first used its best efforts to consult with the other party about the form and substance of such disclosure.

    SECTION 6.9    DIRECTORS' AND OFFICERS' INDEMNIFICATION.

    (a) All rights to indemnification, advancement of litigation expenses and limitation of personal liability existing in favour of the existing directors and officers of DAHI as of the date hereof under the provisions existing on the date hereof in DAHI's Articles of Incorporation or By-Laws shall, with respect to any matter existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), survive the Effective Time, and, as of the Effective Time, Draxis shall assume all obligations of DAHI in respect thereof as to any claim or claims asserted prior to or within a six-year period immediately after the Effective Time.

    (b) Following consummation of the Mandatory Share Exchange, Draxis agrees to indemnify the existing officers and directors of DAHI as of the date hereof for all claims brought against them or expenses incurred by them in the defense of such claims where such claims relate to actions or omissions on their part as officers or directors of DAHI and such indemnification would have been available to them from DAHI. Such indemnification shall continue for a period of six years following consummation of the Mandatory Share Exchange. In furtherance of and not in limitation of the foregoing to the extent indemnification is provided by the foregoing, Draxis agrees that subsequent to the Effective Time the officers and directors of DAHI that are defendants in all litigation commenced prior to the Effective Time by stockholders of DAHI with respect to (x) the performance of their duties as such officer and/or directors under federal or state law (including litigation under federal and state securities laws) and (y) Draxis' offer or proposal to acquire DAHI (the "Subject Litigation") shall be entitled to be represented at the reasonable expense of Draxis (subject to the terms of the indemnification provisions referred to in Section 6.9(a) and this
Section 6.9(b) above) in the Subject Litigation by one counsel (and one local counsel in each jurisdiction in which a case is or shall be pending) each of which counsel shall be selected by a plurality of such director and officer defendants; provided that neither Draxis nor DAHI shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and that a condition to any indemnification payments provided in this Section 6.9 shall be that such officer/director defendant not have settled any Subject Litigation without the consent of Draxis or DAHI; and provided further that DAHI and Draxis shall have no obligation hereunder to any officer/director defendant to the extent a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such officer/director defendant in the manner contemplated hereby is prohibited by applicable law.

    (c) DAHI or, at Draxis' discretion, Draxis shall maintain in effect for six years from the Effective Time, policies of directors' and officers' liability insurance which cover individuals who at the Effective Time were directors or officers of DAHI containing terms and conditions which are not less advantageous than those policies maintained by DAHI at the date hereof, with respect to matters occurring prior to the Effective Time, to the extent available, and having the maximum available coverage under DAHI's current policies of directors' and officers' liability insurance. Notwithstanding the preceding sentence, DAHI or Draxis, as the case may be, shall not be required to spend, in any year, in excess of the annual premium therefor currently being paid by DAHI.

    SECTION 6.10 EXPENSES. Except as otherwise set forth in Section 8.2(b), whether or not the Mandatory Share Exchange is consummated, all costs and expenses incurred in connection with this Agreement (including the Exhibits hereto) and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that fifty percent (50%) of the following expenses shall be borne by each of Draxis and DAHI, respectively: (i) the expenses incurred in connection with printing the Registration Statement and the Proxy Statement-Prospectus, (ii) the filing fee with the SEC relating to the Registration Statement and the Proxy Statement-Prospectus, and (iii) fees paid to Canadian securities administrators in connection with the Mandatory Share Exchange.

    SECTION 6.11 LISTING APPLICATION. Draxis will use its reasonable best efforts to cause the shares of Draxis Common Stock to be issued pursuant to the Mandatory Share Exchange Plan to be listed for quotation on the NNM and listed and posted for trading on the TSE.

    SECTION 6.12 SUPPLEMENTAL DISCLOSURE. DAHI shall give prompt notice to Draxis and DPI, and Draxis and DPI shall give prompt notice to DAHI, of (i) the occurrence, or non-occurrence, of any event the occurrence or non-occurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and
(ii) any failure of DAHI, or Draxis or DPI, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.12 shall not have any effect for the purpose of determining the satisfaction of the conditions set forth in Article VII of this Agreement or otherwise limit or affect the remedies available hereunder to any party.

    SECTION 6.13   LETTERS OF AUDITORS.

    (a) Draxis shall use all reasonable efforts to cause to be delivered to DAHI's Board of Directors a letter of Deloitte & Touche, Draxis' independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to DAHI, in form and substance reasonably satisfactory to DAHI and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement, which letter shall be brought down to the Effective Time.

    (b) DAHI shall use all reasonable best efforts to cause to be delivered to Draxis' Board of Directors a letter of Arthur Andersen, DAHI's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Draxis, in form and substance reasonably satisfactory to Draxis and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement, which letter shall be brought down to the Effective Time.

    SECTION 6.14 CONVEYANCE TAXES. Draxis and DAHI shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding (i) without limitation any real property transfer gains, sales, use, transfer, value-added, stock transfer, and stamp taxes, (ii) any recording, registration and other fees, and (iii) any similar taxes or fees that become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time.

    SECTION 6.15 NON-SOLICITATION OF EMPLOYEES. Each of Draxis and DAHI agree, should the Mandatory Share Exchange not be consummated, that for a period of one year from the date hereof, not to directly or indirectly solicit any employee of the other or to induce or encourage any employee of the other to terminate such employee's employment.

    SECTION 6.16 SUBSCRIPTION. DAHI will issue, and DPI shall have the right at its election to subscribe for, a sufficient number of authorized but unissued shares of DAHI Common Stock to ensure that upon the consummation of the Mandatory Share Exchange, it will hold 80% of the issued and outstanding DAHI Common Stock immediately following the Mandatory Share Exchange.

    SECTION 6.17 BOARD REPRESENTATION. The Board of Directors of Draxis shall have taken appropriate action to appoint, prior to the Effective Time, a designee of DAHI who is acceptable to Draxis, acting reasonably, to the Draxis Board of Directors, effective the Effective Time. That director shall serve until the next annual meeting of Draxis. At the that meeting, the Draxis shareholders will be asked to elect a designee of DAHI who is acceptable to Draxis, acting reasonably, to the Board of Directors of Draxis and such director, if elected, will serve until the next annual meeting of shareholders of Draxis.

    SECTION 6.18 RESERVATION OF OPTIONS. Draxis agrees to reserve 150,000 Draxis Stock Options or Draxis EP Shares for issuance to new employees of DAHI, as appropriate.

    SECTION 6.19 FUTURE DAHI FUNDING. Subject to the Mandatory Share Exchange, and subject to good business judgement, Draxis intends to commit, approximately U.S.$10,000,000 to DAHI to complete the process of obtaining approval from the United States Food & Drug Administration for ANIPRYL-Registered Trademark-, to launch ANIPRYL-Registered Trademark- in the United States and to acquire and develop new veterinary products, as appropriate.

    SECTION 6.20 DAHI OPERATIONS. Subject to the Mandatory Share Exchange becoming effective and subject to good business judgement, Draxis intends to delegate to DAHI operational control over the development, marketing and distribution of ANIPRYL-Registered Trademark- and any other veterinary product, including without limitation research and development, regulatory affairs, manufacturing, business development and finance and specifically including the U.S. launch and subsequent marketing, sales and distribution of ANIPRYL-Registered Trademark- or any other veterinary product.

    SECTION 6.21 FILING OF ARTICLES OF SHARE EXCHANGE. Once all conditions to this Agreement have been satisfied, DAHI will execute the Articles of Share Exchange, substantially in the form annexed hereto as Appendix A2 or in such other form acceptable to Draxis and DPI, and will co-operate with DPI to file such Articles with the proper regulatory authorities in the applicable jurisdictions.

    SECTION 6.22 TAX FILINGS. The parties shall cooperate, as necessary, to comply with reporting requirements specified in U.S. Treasury Regulation
Section 1.367(a)-T7(c).

    SECTION 6.23 DELIVERY OF SCHEDULES. To the extent that any Schedules contemplated by this Agreement have not been delivered prior to the execution hereof, they shall be delivered by the party responsible for their preparation no later than August 15, 1996, failing which delivery any such Schedule shall be deemed to be a nil Schedule for the purposes of this Agreement.


                          ARTICLE VII
                 CONDITIONS TO CONSUMMATION OF
                  THE MANDATORY SHARE EXCHANGE

    SECTION 7.1    CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MANDATORY SHARE EXCHANGE. The respective obligations of each party to implement the Mandatory Share Exchange by filing Articles of Share Exchange substantially in the form annexed hereto as Exhibit A2, shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

    (a) STOCKHOLDER APPROVAL. The Reincorporation Merger, the Mandatory Share Exchange and the Mandatory Share Exchange Plan and this Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote (as described in Section 3.14) of the stockholders of DAHI in accordance with applicable law and the issuance of the shares of Draxis Common Stock to be issued in connection with the Mandatory Share Exchange and pursuant to the Mandatory Share Exchange Plan shall have been approved by the requisite vote (as described in Section 4.10) of the stockholders of Draxis in accordance with the requirements of the rules of the NNM and the TSE and the MISSOURI AND LOUISIANA ACTS.

    (b) CONSUMMATION OF REINCORPORATION MERGER. The Reincorporation Merger shall have been effective in accordance with Missouri and Louisiana law.

    (c) NASDAQ AND TSE LISTING FOR QUOTATION. The shares of Draxis Common Stock issuable to the holders of DAHI Common Stock pursuant to this Agreement in connection with the Mandatory Share Exchange shall have been authorized for listing on the NNM and the TSE, upon official notice of issuance and subject to the usual conditions.

    (d) U.S. REGISTRATION STATEMENT AND EXEMPTIONS FROM CANADIAN PROSPECTUS REQUIREMENTS. The Registration Statement shall have become effective under the SECURITIES ACT and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order. All necessary exemptions will be available or will have been obtained pursuant to Canadian Securities Laws to permit the distribution in Canada of Draxis Common Stock without the need for Draxis to file a prospectus in Canada and to permit such issued shares to be freely trading shares within Canada.

    (e) NO ORDER. No Governmental Entity (including a federal or state court) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Mandatory Share Exchange or any transaction contemplated by this Agreement; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

    (f) APPROVALS. Other than the filing of the Articles of Share Exchange and the Mandatory Share Exchange Plan in accordance with the LOUISIANA ACT, all authorizations, consents, waivers, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity that are listed on Schedule 7.1(f), or the failure of which to obtain, make or occur would have a material adverse effect at or after the Effective Time on Draxis or DAHI shall have been obtained, been filed or have occurred. Draxis shall have received all state securities or "blue sky" permits and other authorizations necessary to issue the shares of Draxis Common Stock pursuant to this Agreement in connection with the Mandatory Share Exchange.

    (g) MANDATORY SHARE EXCHANGE PLAN. The Mandatory Share Exchange Plan, in substantially the form annexed hereto as Exhibit A1, will be signed by DAHI and DPI.

    (h) SHAREHOLDING BY DPI IN DAHI. DPI will, as of the Effective Date, have acquired, pursuant to the Mandatory Share Exchange and/or share subscription right set out in section 6.16 hereof, at least 80% of the DAHI Common Stock issued and outstanding immediately following the Mandatory Share Exchange.

    SECTION 7.2 CONDITIONS TO OBLIGATIONS OF DRAXIS AND DPI TO EFFECT THE MANDATORY SHARE EXCHANGE. The obligations of Draxis and DPI to effect the

Mandatory Share Exchange shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by Draxis:

    (a) REPRESENTATIONS AND WARRANTIES. (i) The aggregate effect of all inaccuracies in the representations and warranties of DAHI set forth in this Agreement does not and will not have a material adverse effect on the business, operations, prospects, properties, assets (including intangible assets), liabilities (including contingent liabilities) condition (financial or other) or results of operations of DAHI and (ii) the representations and warranties of DAHI that are qualified with reference to a DAHI Material Adverse Effect or materiality shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time as though made at and as of the Effective Time (but in each case excluding inaccuracies attributable to the transactions contemplated by this Agreement), and Draxis shall have received a certificate signed on behalf of DAHI by the chief executive officer or the chief financial officer of DAHI to such effect.

    (b) PERFORMANCE OF OBLIGATIONS OF DAHI. DAHI shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Draxis shall have received a certificate signed on behalf of DAHI by the chief executive officer or the chief financial officer of DAHI to such effect.

    (c) AFFILIATE LETTERS. Draxis shall have received the Affiliate Letters from each of the Affiliates of DAHI, as contemplated in Section 6.5.

    (d) TAX OPINION OF U.S COUNSEL. Draxis shall have received an opinion from Gardner, Carton & Douglas on or about the date that is two business days prior to the date the Proxy Statement-Prospectus is first mailed to stockholders of DAHI to the effect that the Mandatory Share Exchange should constitute a "reorganization" within the meaning of Section 368(a)(1)(B) of the Code for U.S federal income tax purposes, which opinion shall not have been withdrawn or modified in any material respect. In rendering such opinions, such counsel may require and rely upon representations contained in certificates of officers of Draxis, DPI and DAHI, certain stockholders and others dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect; provided, however, that the condition set forth in this Section 7.2(d) shall be deemed to be satisfied if such counsel is unable to render such opinion solely by reason of Draxis or DPI refusing or failing to provide such counsel with requested representations. The specific provisions of each such certificate and representation shall be in form and substance satisfactory to such counsel.

    SECTION 7.3 CONDITIONS TO OBLIGATION OF DAHI TO EFFECT THE MANDATORY SHARE EXCHANGE. The obligation of DAHI to effect the Mandatory Share Exchange shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

    (a) REPRESENTATIONS AND WARRANTIES. (i) The aggregate effect of all inaccuracies in the representations and warranties of Draxis and DPI set forth in this Agreement does not and will not have a material adverse effect on the business, operations, prospects, properties, assets (including intangible assets), liabilities (including contingent liabilities), condition (financial or other) or results of operations of Draxis and (ii) the representations and warranties of Draxis and DPI contained in this Agreement that are qualified with reference to a Draxis Material Adverse Effect or materiality shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all material respects as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time as though made on and as of the Effective Time (but in each case excluding inaccuracies attributable to the transactions contemplated by this Agreement), and DAHI shall have received a certificate signed on behalf of Draxis by the chief executive officer or the chief operating officer of Draxis to such effect.

    (b) PERFORMANCE OF OBLIGATIONS OF DRAXIS AND DPI. Each of Draxis and DPI shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and DAHI shall have received a certificate signed on behalf of Draxis by the chief executive officer or the chief operating officer of Draxis to such effect.

    (c) TAX OPINION OF U.S. COUNSEL. DAHI shall have received an opinion of Wilson Sonsini on or about the date that is two business days prior to the date the Proxy Statement-Prospectus is first mailed to stockholders of DAHI to the effect that the Mandatory Share Exchange should constitute a "reorganization" within the meaning of Section 368(a)(1)(B) of the Code for U.S. federal income tax purposes, which opinion shall not have been withdrawn or modified in any material respect. In rendering such opinions, such counsel may require and rely upon representations contained in certificates of officers of Draxis, DPI and DAHI, certain stockholders and others dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect; provided, however, that the condition set forth in this Section 7.3(c) shall be deemed to be satisfied if such counsel is unable to render such opinion solely by reason of DAHI or any of the holders of DAHI Common Stock refusing or failing to provide such counsel with requested representations. The specific provisions of each such certificate and representation shall be in form and substance satisfactory to such counsel.

                          ARTICLE VIII
                          TERMINATION

    SECTION 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of Draxis or DAHI:

    (a)  by mutual consent of Draxis, DPI and DAHI;

    (b) by any of Draxis, DPI or DAHI, if the Mandatory Share Exchange shall not have been consummated before January 31, 1997 (unless the failure to consummate the Mandatory Share Exchange by such date shall be due to the action or failure to act of the party (or its Subsidiaries, if any) seeking to terminate this Agreement, which action or failure to act constitutes a breach of this Agreement);

    (c) by any of Draxis, DPI or DAHI, if any permanent injunction or action by any Governmental Entity of competent jurisdiction preventing the consummation of the Mandatory Share Exchange shall have become final and nonappealable;

    (d) by Draxis or DPI, if (i) there has been a breach of any representations or warranties of DAHI set forth herein the effect of which is a DAHI Material Adverse Effect, (ii) there has been a breach in any material respect of any of the covenants or agreements set forth in this Agreement on the part of DAHI, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Draxis to DAHI, (iii) any Schedule hereto required to be delivered by DAHI pursuant to Section 6.23 hereof is not satisfactory to Draxis and DPI, acting reasonably, or (iv) the Board of Directors of DAHI (x) fails to recommend approval and adoption of this Agreement, the Reincorporation Merger, the Mandatory Share Exchange or the Mandatory Share Exchange Plan by the stockholders of DAHI or withdraws or amends or modifies in a manner adverse to Draxis and DPI its recommendation or approval in respect of this Agreement, the Reincorporation Merger, the Mandatory Share Exchange or the Mandatory Share Exchange Plan, (y) makes any recommendation with respect to an Alternative Acquisition other than a recommendation to reject such Alternative Acquisition, or takes any action prohibited by Section 6.2;

    (e) by DAHI, if (i) there has been a breach of any representations or warranties of Draxis or DPI set forth herein the effect of which is a Draxis Material Adverse Effect, (ii) there has been a breach in any material respect of any of the covenants or agreements set forth in this Agreement on the part of Draxis or DPI, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by DAHI to Draxis or DPI, as the case may be, (iii) such termination is necessary to allow DAHI to enter into an agreement with respect to a Superior Proposal (provided that the termination described in this clause (iii) shall not be effective unless and until DAHI shall have paid to Draxis in full the termination fee and expense reimbursement described in Section 8.2(b)), or (iv) the Board of Directors of Draxis fails to recommend approval and adoption of this Agreement, the Mandatory Share Exchange or the Mandatory Share Exchange Plan by the stockholders of Draxis or withdraws or amends or modifies in a manner adverse to DAHI its recommendation or approval in respect of this Agreement, the Mandatory Share Exchange or the Mandatory Share Exchange Plan.

    SECTION 8.2    EFFECT OF TERMINATION.

    (a) In the event of termination of this Agreement pursuant to this Article VIII, the Mandatory Share Exchange shall be deemed abandoned and this Agreement shall forthwith become void, without liability on the part of any party hereto, except as provided in this Section 8.2, Section 6.1 and Section 6.10, and except that nothing herein shall relieve any party from liability for any breach of this Agreement, except that Draxis, DPI and DAHI shall have no rights with respect to the recovery of expenses, except as provided for in this Section 8.2.

    (b)  (i)  If Draxis or DPI shall have terminated this Agreement pursuant to
    Section 8.1(d)(i), (ii) or (iii), then DAHI shall promptly reimburse Draxis and DPI for all out-of-pocket expenses, up to an aggregate amount of U.S.$ 750,000.00, incurred in connection with the transactions contemplated hereby.

         (ii) If DAHI shall have terminated this Agreement pursuant to Section 8.1(e)(i) or (ii), then Draxis shall, on its behalf and on behalf of DPI, promptly reimburse DAHI for all out-of-pocket expenses, up to an amount of U.S.$750,000, incurred in connection with the transactions contemplated hereby.

         (iii) If Draxis or DPI shall have terminated this Agreement pursuant to Section 8.1(d)(iv) or DAHI shall have terminated this Agreement pursuant to Section 8.1(e)(iii), then in any such case DAHI shall promptly, but in no event later than two business days after the date of such termination, pay Draxis a termination fee of $U.S.1,000,000 and DAHI shall promptly reimburse Draxis and DPI for all out-of-pocket expenses, up to an aggregate amount of U.S. $750,000, incurred in connection with the transactions contemplated hereby.

         (iv) If DAHI shall have terminated this Agreement pursuant to Section 8.1(e)(iv), then in such case Draxis shall, on its behalf and on behalf of DPI, promptly, but in no event later than two business days after the date of such termination, pay DAHI a termination fee of $U.S.1,000,000 and Draxis shall, on its behalf and on behalf of DPI, promptly reimburse DAHI for all out-of-pocket expenses, up to an aggregate amount of U.S. $750,000, incurred in connection with the transactions contemplated hereby.

         (v) Notwithstanding any other provision hereof, no fee or expense reimbursement shall be paid pursuant to this Section 8.2(b) to any party who shall be in material breach of its obligations hereunder.


                           ARTICLE IX
                       GENERAL PROVISIONS

    SECTION 9.1 AMENDMENT AND MODIFICATION. At any time prior to the Effective Time, this Agreement may be amended, modified or supplemented only by written agreement (referring specifically to this Agreement) of Draxis, DPI and DAHI with respect to any of the terms contained herein; provided, however, that after any approval and adoption of this Agreement by the stockholders of DAHI, no such amendment, modification or supplementation shall be made which under applicable law requires the approval of such stockholders, without the further approval of such stockholders.

    SECTION 9.2 WAIVER. At any time prior to the Effective Time, Draxis and DPI, on the one hand, and DAHI, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto and (iii) waive compliance by the other with any of the agreements or conditions contained herein which may legally be waived. Any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Agreement and signed on behalf of such party.

    SECTION 9.3 SURVIVABILITY; INVESTIGATIONS. The respective representations and warranties of Draxis, DPI and DAHI contained herein or in any certificates or other documents delivered prior to or as of the Effective Time (i) shall not be deemed waived or otherwise affected by any investigation made by any party hereto and (ii) shall not survive beyond the Effective Time.

    SECTION 9.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by next-day courier or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next-day delivery.

    (a)  If to Draxis or DPI, to:

         Draxis Health Inc.
         6870 Goreway Drive
         Mississauga, Ontario
         L4V 1P1

         Attention:     Vice-President, Corporate Development
                        and Secretary

         Facsimile:     (905) 677-5494

    with copies to:

         McCarthy Tetrault
         Suite 4700
         Toronto Dominion Bank Tower
         Toronto-Dominion Centre
         Toronto, Ontario
         M5K 1E6

         Attention:     David B. Tennant, Esq.
         Facsimile:     416-868-1863

    and

         Gardner, Carton & Douglas
         Suite 3400 - Quaker Tower
         321 North Clark Street
         Chicago, Illinois  60610-4795

         Attention:     Glenn W. Reed, Esq.
         Facsimile:     (312) 644-3361

    (b)  if to DAHI, to:

         Deprenyl Animal Health, Inc.
         10955 Lowell Avenue
         Suite 710
         Overland Park, Kansas  66210

         Attention:     President and Chief
                        Executive Officer
         Facsimile:     (913) 338-3804
    with a copy to:

         Fillmore & Holmes, L.C.
         911 Main Street, Suite 1930
         Kansas City, Missouri  64105

         Attention:     Arthur E. Fillmore, II, Esq.
         Facsimile:     (816) 474-8980

    SECTION 9.5 DESCRIPTIVE HEADINGS; INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to Sections, Schedules, Exhibits or Articles mean a Section, Schedule, Exhibit or Article of this Agreement unless otherwise indicated. Reference to this Agreement shall be deemed to include the Exhibits and Schedules hereto, unless the context otherwise requires. The term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, an association, a trust, a Governmental Entity or an unincorporated organization or other entity.

    SECTION 9.6 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including the Schedules and other documents and instruments referred to herein), together with the Confidentiality Agreement, constitute the entire agreement and supersede all other agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. This Agreement is not intended to confer upon any person not a party hereto any rights or remedies hereunder; provided, however, that (i) the holders of DAHI Stock Options are intended beneficiaries of the covenants and agreements contained in Section 6.7 and (ii) the officers and directors of DAHI are intended beneficiaries of the covenants and agreements contained in Section 6.9. This Agreement shall not be assigned by operation of law or otherwise; provided that Draxis or DPI may assign its rights and obligations hereunder to a direct or indirect subsidiary of Draxis, but no such assignment shall relieve Draxis or DPI, as the case may be, of its obligations hereunder.

    SECTION 9.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri without giving effect to the provisions thereof relating to conflicts of law.

    SECTION 9.8 SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect against a party hereto, the validity and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall not apply as to such party in the specific jurisdictions where such judgment shall be made.

    SECTION 9.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

    IN WITNESS WHEREFORE, each of Draxis, DPI and DAHI has caused this Agreement to be executed under seal on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                  DRAXIS HEALTH INC.


                                  By:     /s/ Jacqueline H. R. Le Saux
                                          Name:     Jacqueline H.R. Le Saux
                                          Title:    VICE-PRESIDENT, CORPORATE
                                                    DEVELOPMENT AND SECRETARY

                                  DRAXIS PHARMACEUTICA INC.


                                  By:     /s/ Martin Barkin
                                          Name:     Martin Barkin
                                          Title:    PRESIDENT AND CHIEF
                                                    EXECUTIVE OFFICER

                                  DEPRENYL ANIMAL HEALTH, INC.


                                  By:     /s/ David Stevens
                                          Name:     David Stevens
                                          Title:    PRESIDENT AND CHIEF
                                                    EXECUTIVE OFFICER

                                      EXHIBIT A1

                                PLAN OF SHARE EXCHANGE


    This Plan of Share Exchange, dated as of -, 1996, is by and between Deprenyl Animal Health, Inc., a Louisiana corporation ("DAHI"), and Draxis Pharmaceutica Inc., a corporation incorporated under the laws of Canada ("DPI");

    WHEREAS, pursuant to the terms of the Exchange Agreement, dated as of July
- , 1996, by and among DPI, DAHI and Draxis Health Inc., a corporation amalgamated under the laws of Canada ("Draxis"), each of DPI and DAHI desire to adopt a plan of share exchange (the "Exchange Plan") in accordance with the provisions of Section 116 of the Louisiana Business Corporation Law (the "Louisiana Act");

    WHEREAS, this Exchange Plan has been approved by the boards of directors of each of DAHI and DPI; and

    WHEREAS, in accordance with the provisions and procedures set forth in
Section 116 of the LOUISIANA ACT, at a special meeting of the shareholders of DAHI to be held on -, 1996 this Exchange Plan will be submitted for approval by a vote of holders of at least two-thirds of all outstanding shares of DAHI Common Stock (as such term is hereinafter defined) and at least a majority of outstanding shares of DAHI Common Stock not held by DPI or its Affiliates.

    NOW THEREFORE, the parties hereto agree as follows:

    1. On the Effective Date (as such term is hereinafter defined), each share of Common Stock, $- par value per share, of DAHI ("DAHI Common Stock") then issued and outstanding, other than any shares of DAHI Common Stock then held by DPI and its Affiliates (as such term is hereinafter defined), shall be exchanged for - shares of Common Stock, no par value per share, of Draxis ("Draxis Common Stock"). To the extent such exchange would result in a fractional share of Draxis Common Stock being issued, each holder of DAHI Common Stock who would otherwise have been entitled to a fraction of a share of Draxis Common Stock will receive a cash payment (without interest) determined by multiplying (1) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of DAHI Common Stock then held of record by such holder) and (2) the average of the per share closing prices for Draxis Common Stock on the NASDAQ National Market System for the five trading days immediately preceding the Effective Date.

    2. This Exchange Plan is subject to approval by a vote of holders of at least two-thirds of all outstanding shares of DAHI Common Stock and at least a majority of outstanding shares of DAHI Common Stock not held by DPI or its Affiliates.

    3. This Exchange Plan shall take effect and the exchange contemplated hereby shall become effective on the later of (i) the date of filing of Articles of Share Exchange with the Louisiana Secretary of State or (ii) -, 1996 (the "Effective Date").

    4. Upon the Effective Date, all of the DAHI Common Stock not then held by DPI or its Affiliates shall become the property of DPI. Share certificates which formerly evidenced the acquired shares of DAHI shall only evidence the right of the holder thereof to receive the consideration provided for in this Exchange Plan.

    5. In accordance with the provisions of Subsection E of Section 116 of the LOUISIANA ACT, dissenting shareholders of DAHI who comply with the procedural requirements of the LOUISIANA ACT will be entitled to receive payment of the fair cash value of their shares of DAHI Common Stock if the Exchange Plan is effected upon approval by less than eighty percent (80%) of DAHI's total voting power.

    6. For purposes hereof, the term "Affiliate" shall mean, with respect to any Person, any other Person who controls, is controlled by or is under common control with, such Person, and the term "Person" shall mean and include a corporation, partnership or limited liability company.

    IN WITNESS WHEREOF, this Plan of Share Exchange is executed as of the date first set forth above.



                                       DEPRENYL ANIMAL HEALTH, INC.


                                       By:
                                            ------------------------------------
                                                President


                                       DRAXIS PHARMACEUTICA INC.


                                       By:
                                            ------------------------------------
                                                President

                                      EXHIBIT A2

                              ARTICLES OF SHARE EXCHANGE

    These Articles of Share Exchange are hereby adopted for the purpose of effecting the acquisition of shares of Deprenyl Animal Health, Inc., a Louisiana corporation ("DAHI"), by Draxis Pharmaceutica Inc., a corporation incorporated under the laws of Canada ("DPI"), in accordance with the mandatory share exchange provisions of Section 116 of the Louisiana Business Corporation Law (the "Louisiana Act").

    WHEREAS, pursuant to the terms of the Exchange Agreement, dated as of July
- ,1996, by and among DAHI, DPI and Draxis Health Inc., a corporation incorporated under the laws of Canada ("Draxis"), each of DPI and DAHI adopted a plan of share exchange (the "Exchange Plan") in accordance with the provisions of Section 116 of the LOUISIANA ACT;

    WHEREAS, this Exchange Plan has been approved by the boards of directors of each of DAHI and DPI; and

    WHEREAS, in accordance with the provisions and procedures set forth in
Section 116 of the LOUISIANA ACT, at a special meeting of the shareholders of DAHI held on -, 1996 the Exchange Plan was submitted for approval and so approved by a vote of holders of at least two-thirds of all outstanding shares of DAHI and at least a majority of outstanding shares of DAHI not held by DPI or its Affiliates.

    NOW THEREFORE, the following information is submitted in accordance with Subsection H of Section 116 of the LOUISIANA ACT:

    A. A true and correct copy of the Exchange Plan as adopted by the boards of directors of DPI and DAHI and approved by the holders of the requisite number of shares of DAHI Common Stock is attached hereto as EXHIBIT A.

    B. Designation of, and number of outstanding shares, of each class of shares included in the exchange:

         Common Stock, $- par value per share, of DAHI; - shares outstanding

         Common Stock, no par value per share, of Draxis; - shares outstanding

    C. Number of votes entitled to be cast by each class included in the exchange:

         Holders of Common Stock, $- par value per share, of DAHI:

              Votes entitled to be cast by all holders:  -
              Votes entitled to be cast by holders other than DPI and its Affiliates: -

         Holders of Common Stock, no par value per share, of Draxis: no votes entitled to be cast

    D. Total number of votes cast for and against the Exchange Plan by each class entitled to vote thereon:

         ALL HOLDERS:

         Number of votes by holders of Common Stock, $- par value per share, of DAHI cast for the Exchange Plan: - votes

         Number of votes by holders of Common Stock, $- par value per share, of DAHI cast against the Exchange Plan: - votes;

         HOLDERS OTHER THAN DPI AND ITS AFFILIATES:

         Number of votes cast for the Exchange Plan:  - votes

         Number of votes entitled to be cast by holders other than DPI and its affiliates: -


    IN WITNESS WHEREOF, these Articles of Share Exchange are executed this - day of - , 1996.


                                            DEPRENYL ANIMAL HEALTH, INC.


                                            By:
                                                 -------------------------------
                                                     President


                                            DRAXIS PHARMACEUTICA INC.


                                            By:
                                                 -------------------------------
                                                     President

                                    ACKNOWLEDGMENT

STATE OF -

COUNTY OF -

    BE IT KNOWN, that on this - day of -, 1996, before me, the undersigned Notary Public, duly commissioned, qualified and sworn within and for the State and County aforesaid, personally came and appeared -, to me known to be the President of Deprenyl Animal Health, Inc., a Louisiana corporation, and the person who executed the foregoing Articles of Share Exchange in such capacity, and who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that he was authorized to and did execute the foregoing Articles of Share Exchange in such capacity for the said corporation, as its and his free act and deed.

WITNESSES:

--------------------------------            -----------------------------------

--------------------------------            --------------------, President


                          ----------------------------------
                                    NOTARY PUBLIC


                                    ACKNOWLEDGMENT

STATE OF -

COUNTY OF -

    BE IT KNOWN, that on this - day of -, 1996, before me, the undersigned Notary Public, duly commissioned, qualified and sworn within and for the State and County aforesaid, personally came and appeared -, to me known to be the President of Draxis Pharmaceutica Inc., a corporation incorporated under the laws of Canada, and the person who executed the foregoing Articles of Share Exchange in such capacity, and who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that he was authorized to and did execute the foregoing Articles of Share Exchange in such capacity for the said corporation, as its and his free act and deed.

WITNESSES:

--------------------------------            -----------------------------------

--------------------------------            --------------------, President


                          ----------------------------------
                                    NOTARY PUBLIC

                                   EXHIBIT B

                            FORM OF AFFILIATE LETTER

                                                                        ], 1996

                                         -

Draxis Health Inc.
6870 Goreway Drive
Mississauga, Ontario
L4V 1P1

ATTENTION: Vice-President, Corporate Development,
           General Counsel and Secretary


Dear Sir:

                         RE:  DEPRENYL ANIMAL HEALTH, INC.

        I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Deprenyl Animal Health, Inc. ("DAHI"), a Missouri corporation ("DAHI"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commissions (the "Commission") under the SECURITIES ACT of 1933, as amended (the "Act"). Pursuant to the terms of the Exchange Agreement dated as of - , 1996 (the "Exchange Agreement"), by and among Draxis Health Inc., a Canadian corporation amalgamated under the laws of Canada ("Draxis"), Draxis Pharmaceutica Inc., a Canadian corporation amalgamated under the laws of Canada and a wholly-owned subsidiary of Draxis ("DPI"), and DAHI, DPI will acquire all of the issued and outstanding shares of common stock of DAHI ("DAHI Common Stock") not already held by Draxis or any of its affiliates (the "Share Exchange").

        As a result of the Mandatory Share Exchange, I may receive shares of Common Stock of Draxis ("Draxis Common Stock"). I would receive Draxis Common Stock in exchange for shares (or options for shares) owned by me of DAHI Common Stock.

        1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF AFFILIATE. I represent, warrant and covenant to Draxis that in the event I receive Draxis Common Stock as a result of the Mandatory Share Exchange.

        A. I shall not make any sale, transfer or other disposition of Draxis Common Stock in violation of the Act or the Rules and Regulations.

        B. I have been advised that the issuance of Draxis Common Stock to me pursuant to the Mandatory Share Exchange has been registered with the Commission under the Act on a Registration Statement Form F-4. However, I have also been advised that, because at the time the Mandatory Share

        Exchange is submitted for a vote of stockholders of DAHI, (a) I may be deemed to be an affiliate of DAHI and (b) the resale by me of Draxis Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of Draxis Common Stock issued to me in the Mandatory Share Exchange unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such resale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Draxis, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

        C. I also understand that there will be placed on the certificates for Draxis Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

                "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1993 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED - , 1996 BETWEEN THE REGISTERED HOLDER HEREOF AND DRAXIS HEALTH INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF DRAXIS HEALTH INC."

        D. I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Draxis reserves the right to put the following legend on the certificates issued to any transferee:

                "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE
                ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE
                SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN
                ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED
                OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

        It is understood and agreed that the legends set forth in paragraphs C and D above shall be removed by delivery of substitute certificates without such legend upon (i) the transfer of the Draxis Common Stock represented by such certificate pursuant to a registration statement under the Act or in accordance with the applicable provisions of Rule 145 under the Act (including, without limitation, paragraph (d) thereof, (ii) the expiration of the restrictive period set forth in Rule 145(d), or (iii) the delivery by Affiliate to Draxis of a copy of a letter from the staff of the Commission, or an opinion of counsel reasonably satisfactory to Draxis in form and substance reasonably satisfactory to Draxis, to the effect that such legend is not required for purposes of the Act.

        2. RULE 145. From and after the Effective Time of the Share Exchange and for so long as is necessary in order to permit Affiliate to sell the Draxis Common Stock held by Affiliate pursuant to Rule 145 under the Act, Draxis will use its reasonable best efforts to file on a timely basis all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as the same shall be in effect at the time, referred to in paragraph (c) of Rule 144 under the Act, in order to permit Affiliate to sell, transfer or otherwise dispose of the Draxis Common Stock held by it pursuant to the terms and conditions of Rule 145.

        3.      LIMITED RESALES.  Draxis acknowledges that the provisions of
Section 1.A. of this Agreement will be satisfied as to any sale by the undersigned of the Draxis Common Stock Affiliate may acquire pursuant to the Share Exchange pursuant to Rule 145(d) under the Act, by a broker's letter and a letter from the undersigned with respect to that sale stating that the applicable requirements of Rule 145(d)(1) have been met or are inapplicable by virtue of Rule 145(d)(2) or Rule 145(d)(3); provided, however, that Draxis has no reasonable basis to believe that such sales were not made in compliance with such provisions of Rule 145(d) and subject to any changes in Rule 145 after the date of this Agreement.

        4. TERMINATION. This Agreement shall be terminated and shall be of no further force and effect upon the termination of the Exchange Agreement pursuant to Article VIII of the Exchange Agreement.

        Execution of this letter should not be considered an admission on my part that I am an "affiliate" of DAHI as described in the first paragraph of this letter, as or a waiver of any rights I may have to object to any claim that I am such an affiliate or on after the date of this letter.

                                  Yours truly,



                                   -------------------------------------------
                                   Name:

Accepted this            day of                   , 1996, by

DRAXIS HEALTH INC.


By      --------------------------------------
        Name:
        Title:

                               SCHEDULE 3.1(b)


None.

                               SCHEDULE 3.2 (c)


None.

                                 SCHEDULE 3.4

The Office Building Lease (the "Lease") by and between The Aetna Life Insurance Company and Deprenyl Health, Inc. ("Tenant"), dated February 11, 1994, relating to the lease by Tenant of Suite 710 of Building #20 located at 10955 Lowell, Overland Park, Kansas 66210 provides, in part that Tenant shall not transfer the Lease by operation of law without the prior written consent of Landlord. Section 10 also provides that any such transfer may be deemed to be void and shall, at the option of the Landlord, constitute a default under the Lease.

Although not a transfer by operation of law, the following agreements require notice or consent in connection with an assignment of DAHI's rights and obligations:

        1. License and Supply Agreement with Hoechst Veterinar GmbH, dated May 4, 1995

        2. Supply Agreement Chinoin Pharmaceutical and Chemical Works Co. Ltd., dated October 1, 1990

        3. Manufacturing Agreement with Fermenta Animal Health Company, dated September 1, 1994

                                 SCHEDULE 3.6

Stock options for a total of 305,000 shares of DAHI common stock were granted to employees, directors and consultants of DAHI between January 1, 1996 and July 25, 1996.

An employment agreement with David R. Stevens, dated as of June 1, 1996, providing for annual compensation in excess of $100,000 was approved by the Board of Directors on July 2, 1996.

Notice and/or consent may be required under the following agreements upon the assignment of DAHI's rights and obligations under the agreement:

        1. License and Supply Agreement with Hoechst Veterinar GmbH, dated May 4, 1995

        2. Supply Agreement Chinoin Pharmaceutical and Chemical Works Co. Ltd., dated October 1, 1990

        3. Office Building Lease with The Aetna Life Insurance Company, dated February 11, 1994

        4. Manufacturing Agreement with Fermenta Animal Health Company, dated September 1, 1994

                                SCHEDULE 3.7


None.

                                SCHEDULE 3.8

None.

                                SCHEDULE 3.9

Section 1.2 of Article I of the By-Laws require that the annual meeting of shareholders be held on the first Monday of May of each year. The 1996 annual meeting was not held on May 1 and annual meetings in prior years have been held on dates other than May 1.

                                SCHEDULE 3.10(b)
                                      AND
                              SCHEDULE 3.10(b)(vii)


None.

                                 SCHEDULE 3.11


List of registered trademarks attached as Exhibit A to Schedule 3.11.

List of trademark registration applications pending and allowed awaiting issuance attached as Exhibit B to Schedule 3.11.

List of issued patents attached as Exhibit C to Schedule 3.11.

List of patent applications pending and allowed awaiting issuance attached as Exhibit D to Schedule 3.11.

DAHI key employees/scientists are required under the terms of their employment agreements with DAHI to disclose in a timely manner any inventions made while in DAHI's employ and to assign all rights to such inventions to DAHI.

Management of DAHI has received, but has been unable to verify, a verbal report that a European manufacturer already has, or will have in the near future, patents for the veterinary use of selegiline in the United States. The same manufacturer is known to have filed applications for patents for the veterinary use of selegiline in France and in the European Patent Office. If and when issued, any such patents may conflict with DAHI's rights under its patents.

Claims of Infringement asserted by DAHI within the past three years:

        On January 1, 1994 DAHI sued Orion Farmos for infringement of U.S. patent 5,151,449.
        The case was settled.

Under a License Agreement ("Patent License Agreement") with the University of Toronto Innovations Foundation ("IF") entered into in 1992 and amended in 1995, DAHI has certain rights with respect to the use of inventions for which IF has patents issued or patent applications pending. Only one U.S. patent has been issued to date which is covered by the terms of the Patent License Agreement, although other patent applications are pending in the U.S. and various foreign countries. The issued patent is U.S. No. 5,444,095, issued on August 22, 1995 [Use of deprenyl to rescue damaged nerve cells].

                         EXHIBIT A TO SCHEDULE 3.11

                        SUMMARY OF ISSUED TRADEMARKS

ANIPRYL:

        Country                  Reg. No.            Issue Date
        -------                  --------            ----------

        United States            1,666,409            12/3/91

        Australia                A623359              3/14/95
        Austria                  153,384              7/1/94
        Benelux                  544538               10/3/94
        Canada                   443,186              5/26/95
        Denmark                  4163/94              6/24/94
        Finland                  135621               12/20/94
        France                   94507408             8/5/94
        Germany                  2.087.441            12/15/94
        Iceland                  668/1994             8/26/94
        Ireland                  159250               8/17/95
        Mexico                   494303               6/12/95
        Norway                   169,868              11/30/95
        Sweden                   303,512              7/21/95
        Switzerland              420936               2/29/96
        United Kingdom           1563682              3/10/95


LIFE TABS:

        Country                  Reg. No.            Issue Date
        -------                  --------            ----------

        United States             1,669,106           12/24/91
        Canada                  TMA 454,491           2/23/96


LIFE TREATS:

        Country                  Reg. No.            Issue Date
        -------                  --------            ----------

        United States             1,677,323           3/3/92
        Canada                      444,862           7/7/95

                           EXHIBIT B TO SCHEDULE 3.11

U.S. trademark applications pending and allowed awaiting issuance:

        "MEDCEN" (Intent-to-Use)
        Serial No. 74/333,282             Allowed 1/25/94.

Foreign trademark applications pending and allowed awaiting issuance:

        "ANIPRYL"

        Greece
        ------
        Application No. 118506            Pending.

        Italy
        -----
        Application No. RM94C000732       Pending.

        Japan
        -----
        Application No. 17841/94          Allowed 6/17/96.  Awaiting issuance.

        New Zealand
        -----------
        Application No. 234452            Awaiting receipt of acceptance.

        Portugal
        --------
        Application No. 298.794           Granted and awaiting receipt of
                                            official registration.

                          EXHIBIT C TO SCHEDULE 3.11

                          SUMMARY OF ISSUED PATENTS

COGNITIVE DISEASE PATENT (BASED ON 07/576,011 & 07/643,452):

        Country:                             Patent No.           Issue Date
        --------                             ----------           ----------
        U.S. (07/576,011 only)               5,151,449             9/29/92

        Australia                            633714                5/28/93
        New Zealand                          238277                5/27/91
        Taiwan (07/643,452 only)             54258                 5/20/92

CUSHING'S DISEASE PATENT (BASED ON 07/858,702):

        Country:                             Patent No.           Issue Date
        --------                             ----------           ----------

        United States                        5,129,808             3/9/93
        EPO                                  0562705               10/11/95

WEIGHT LOSS PATENT (BASED ON 07/913,298):

        Country:                             Patent No.           Issue Date
        --------                             ----------           ----------

        United States                        5,225,446              7/6/93


IMMUNOLOGY PATENT (BASED ON 07/975,284):

        Country:                             Patent No.           Issue Date
        --------                             ----------           ----------

        United States                        5,276,057              1/4/94


IMMUNOLOGY PATENT (BASED ON 07/113,608):

        Country:                             Patent No.           Issue Date
        --------                             ----------           ----------

        United States                        5,387,615              2/7/95

                             EXHIBIT D TO SCHEDULE 3.11

U.S. patent applications pending and allowed awaiting issuance:

        Serial No. 08/300,962 [Survival Curve Shifting]. Allowed 2/8/96. Awaiting issuance.

        Serial No. 08/475,186 [Hearing Loss]              Allowed 6/3/96.
        Awaiting issuance.

Foreign patent applications pending and allowed awaiting issuance:

        BRAZIL         Application No. PI 9103506            Pending.

        CANADA         Application No. 2,039,194-4           Pending.

        EPO            Application No. 91302820.5    Cognitive allowed 4/23/96.
                                                     Awaiting issuance. Immune
                                                     system claims pending.

        INDONESIA      Application No. P-000759              Pending.

        JAPAN          Application No. 3-116589              Pending.

        MALAYSIA       Application No. PI 9100785            Pending.

        MEXICO         Application No. 91-00067              Pending.

        TAIWAN         Application No. 80104695      Cognitive pending.

        THAILAND       Application No. 013532        Approved pending receipt
                                                     of EPO patent certificate.

        VENEZUELA      Application No. 01304                 Pending.

        PCT            Application No. PCT/US95/11176        Pending.
                       (Based on USSN 08/300,962)

        PCT            Application No.  N/A          Pending. Filed 6/3/96.
                       (Based on USSN 08/475,186)

                                   SCHEDULE 3.13


List of DAHI Employee Benefit Plans, Arrangements and Agreements:

401(k) Plan
Vacation Pay and Other Paid Leaves and Unpaid Leaves of Absence
Group Term Life Insurance
Accidental Death & Dismemberment Insurance
Major Medical and Surgical Insurance
Health Insurance
Incentive Stock Option Plan
1994 Non-Qualified Stock Option Plan
Disability Insurance (Selected employees only.)
Incentive Bonus Plans (Selected employees only.)

Employment agreements with individual employees contain in some instances not only compensation arrangements but a description of other benefits to be provided.

                               SCHEDULE 4.1 (b)

                                                                Jurisdiction of
                                                                 Incorporation
                                                                ---------------

        DAHI Animal Health (Ontario) Inc.                           Canada

        DAHI Animal Health Inc.                                     Canada

        Draxis Pharmaceutica Inc.                                   Canada

        Draxis LLC                                                  Delaware

        Draxis U.S. Inc.                                            Delaware

        Deprenyl Animal Health, Inc.                                Missouri

        New IHS LLC                                                 Delaware

                               SCHEDULE 4.2


5. Common Shares are issuable to certain parties if gross revenues of the former Lipopharm Inc., now a division of the Company, ("Lipopharm") in any fiscal year ending December 31, 1992 through 1997 shall exceed $2,000,000. Common Shares are also issuable to the same parties if gross revenues of Lipopharm in any fiscal year ending December 31, 1992 through 1997 shall exceed $4,000,000. The maximum number of Common Shares issuable under each of these two warrants is equal to that number obtained by dividing the average closing price of the Common Shares on The Toronto Stock Exchange for the 15 trading days immediately prior to the end of the month during which the gross revenue target was exceeded into $393,221.

6. Common Shares are also issuable on the exercise of stock options, an aggregate of 1,501,440 of which are issued and outstanding on the date hereof.

7. Novopharm Limited holds a warrant to purchase, prior to April 19, 2000, 500,000 Common Shares for $2.09 per Common Share. It also holds warrants to purchase, prior to December 11, 1997, 1,176.470 Common Shares for the following prices:

        -       if exercised after December 10, 1995 and before December 10,
                1996 $2.97

        -       if exercised thereafter $3.27.

8. Innovative Health Systems, Inc. holds a warrant to purchase, prior to April 1, 2000, 1,000,000 Common Shares for $2.25 per Common Share. Vesting of this warrant is dependent upon Innovative Health Systems, LLC achieving certain levels of net profit after tax. The Company may call the Warrant once vested for no consideration upon giving 30 days notice and if the average closing price per share as quoted on NASDAQ for the immediately preceding 65 trading days has exceeded 200% of the exercise price. A portion of the warrant may also be cancelled should certain individuals associated with Innovative Health Systems, LLC not devote substantially all their time to the affairs of that company.

                               SCHEDULE 4.11 (a)


        Stock Purchase and Bonus Plan

        Stock Option Plan

        Employee Participation Share Purchase Plan

        Canada Life Group Life and Health Insurance Policy

                                 TABLE OF CONTENTS

                                     ARTICLE I
                          DEFINITIONS AND SHARE EXCHANGE

        Section 1.1   Definitions . . . . . . . . . . . . . . . . . . . . .  1
        Section 1.2   The Mandatory Share Exchange  . . . . . . . . . . . .  4
        Section 1.3   Closing of the Mandatory Share Exchange . . . . . . .  4
        Section 1.4   Options and Warrants. . . . . . . . . . . . . . . . .  4
        Section 1.5   Dissenting Shares . . . . . . . . . . . . . . . . . .  5

                                     ARTICLE II
                                EXCHANGE PROCEDURES

        Section 2.1   Mandatory Exchange of DAHI Common Stock; Procedures .  5
        Section 2.2   Dividends; Escheat. . . . . . . . . . . . . . . . . .  6
        Section 2.3   No Fractional Securities. . . . . . . . . . . . . . .  6
        Section 2.4   Closing of DAHI Transfer Books. . . . . . . . . . . .  7
        Section 2.5   Further Assurances. . . . . . . . . . . . . . . . . .  7

                                     ARTICLE III
                       REPRESENTATIONS AND WARRANTIES OF DAHI

        Section 3.1   Corporate Organization; Related Entities. . . . . . .  7
        Section 3.2   Capitalization. . . . . . . . . . . . . . . . . . . .  8
        Section 3.3   Authority Relative to this Agreement. . . . . . . . .  8
        Section 3.4   Consents and Approvals; No Violations . . . . . . . .  9
        Section 3.5   Reports and Financial Statements. . . . . . . . . . .  9
        Section 3.6   Absence of Certain Changes or Events. . . . . . . . . 10
        Section 3.7   Litigation. . . . . . . . . . . . . . . . . . . . . . 10
        Section 3.8   Absence of Undisclosed Liabilities. . . . . . . . . . 10
        Section 3.9   No Default. . . . . . . . . . . . . . . . . . . . . . 11
        Section 3.10  Taxes . . . . . . . . . . . . . . . . . . . . . . . . 11
        Section 3.11  Intellectual Property . . . . . . . . . . . . . . . . 13
        Section 3.12  Information in Disclosure Documents and Registration
                      Statement . . . . . . . . . . . . . . . . . . . . . . 15
        Section 3.13  Employee Benefit Plans; ERISA.. . . . . . . . . . . . 16
        Section 3.14  Vote Required.. . . . . . . . . . . . . . . . . . . . 17
        Section 3.15  Affiliate Transactions. . . . . . . . . . . . . . . . 17
        Section 3.16  Brokers . . . . . . . . . . . . . . . . . . . . . . . 17
        Section 3.17  Opinion of Financial Advisor. . . . . . . . . . . . . 17
        Section 3.18  Valuation . . . . . . . . . . . . . . . . . . . . . . 17

                                       ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF DRAXIS AND DPI

        Section 4.1   Organization. . . . . . . . . . . . . . . . . . . . . 18

        Section 4.2   Capitalization. . . . . . . . . . . . . . . . . . . . 19
        Section 4.3   Authority Relative to this Agreement. . . . . . . . . 20
        Section 4.4   Consents and Approvals; No Violations.. . . . . . . . 20
        Section 4.5   Reports and Financial Statements. . . . . . . . . . . 20
        Section 4.6   Absence of Certain Changes or Events; Material
                      Agreements. . . . . . . . . . . . . . . . . . . . . . 21
        Section 4.7   Absence of Undisclosed Liabilities. . . . . . . . . . 21
        Section 4.8   No Default. . . . . . . . . . . . . . . . . . . . . . 21
        Section 4.9   Information in Disclosure Documents and Registration
                      Statement.. . . . . . . . . . . . . . . . . . . . . . 22
        Section 4.10  Vote Required.. . . . . . . . . . . . . . . . . . . . 22
        Section 4.11  Employee Benefit Plans. . . . . . . . . . . . . . . . 22
        Section 4.12  Organization. . . . . . . . . . . . . . . . . . . . . 23
        Section 4.13  Capitalization. . . . . . . . . . . . . . . . . . . . 23
        Section 4.14  Authority Relative to This Agreement. . . . . . . . . 23
        Section 4.15  Consents and Approvals; No Violations.. . . . . . . . 23
        Section 4.16  No Default. . . . . . . . . . . . . . . . . . . . . . 24
        Section 4.17  Information in Disclosure Documents and Registration
                      Statement.. . . . . . . . . . . . . . . . . . . . . . 24


                                         ARTICLE V
                  CONDUCT OF BUSINESS PENDING THE MANDATORY SHARE EXCHANGE

        Section 5.1   Conduct of Business by DAHI Pending the Mandatory
                      Share Exchange. . . . . . . . . . . . . . . . . . . . 25
        Section 5.2   Conduct of Business by Draxis Pending the Mandatory
                      Share Exchange. . . . . . . . . . . . . . . . . . . . 26


                                          ARTICLE VI
                                    ADDITIONAL AGREEMENTS

        Section 6.1   Access and Information. . . . . . . . . . . . . . . . 27
        Section 6.2   No Other Negotiations.. . . . . . . . . . . . . . . . 27
        Section 6.3   Registration Statement. . . . . . . . . . . . . . . . 29
        Section 6.4   Proxy Statement-Prospectus; Stockholder Approvals . . 29
        Section 6.5   Compliance with the Securities Act. . . . . . . . . . 30
        Section 6.6   Best Efforts. . . . . . . . . . . . . . . . . . . . . 31
        Section 6.7   DAHI Stock Options and Warrants.. . . . . . . . . . . 31
        Section 6.8   Public Announcements. . . . . . . . . . . . . . . . . 32
        Section 6.9   Directors' and Officers' Indemnification. . . . . . . 32
        Section 6.10  Expenses. . . . . . . . . . . . . . . . . . . . . . . 33
        Section 6.11  Listing Application.. . . . . . . . . . . . . . . . . 34
        Section 6.12  Supplemental Disclosure.. . . . . . . . . . . . . . . 34
        Section 6.13  Letters of Auditors.. . . . . . . . . . . . . . . . . 34
        Section 6.14  Conveyance Taxes. . . . . . . . . . . . . . . . . . . 35
        Section 6.15  Non-solicitation of Employees.. . . . . . . . . . . . 35

        Section 6.16  Subscription. . . . . . . . . . . . . . . . . . . . . 35
        Section 6.17  Board Representation. . . . . . . . . . . . . . . . . 35
        Section 6.18  Reservation of Options. . . . . . . . . . . . . . . . 35
        Section 6.19  Future DAHI Funding.. . . . . . . . . . . . . . . . . 35
        Section 6.20  DAHI Operations.. . . . . . . . . . . . . . . . . . . 35
        Section 6.21  Filing of Articles of Share Exchange. . . . . . . . . 36
        Section 6.22  Tax Filings.. . . . . . . . . . . . . . . . . . . . . 36
        Section 6.23  Delivery of Schedules.. . . . . . . . . . . . . . . . 36

                                      ARTICLE VII
                              CONDITIONS TO CONSUMMATION OF
                              THE MANDATORY SHARE EXCHANGE

        Section 7.1   Conditions to Each Party's Obligation to Effect the
                      Mandatory Share Exchange. . . . . . . . . . . . . . . 36
        Section 7.2   Conditions to Obligations of Draxis and DPI to Effect
                      the Mandatory Share Exchange. . . . . . . . . . . . . 37
        Section 7.3   Conditions to Obligation of DAHI to Effect the
                      Mandatory Share Exchange. . . . . . . . . . . . . . . 39

                                     ARTICLE VIII
                                     TERMINATION

        Section 8.1   Termination.. . . . . . . . . . . . . . . . . . . . . 40
        Section 8.2   Effect of Termination.. . . . . . . . . . . . . . . . 41

                                      ARTICLE IX
                                   GENERAL PROVISIONS

        Section 9.1   Amendment and Modification. . . . . . . . . . . . . . 42
        Section 9.2   Waiver. . . . . . . . . . . . . . . . . . . . . . . . 42
        Section 9.3   Survivability; Investigations . . . . . . . . . . . . 42
        Section 9.4   Notices . . . . . . . . . . . . . . . . . . . . . . . 42
        Section 9.5   Descriptive Headings; Interpretation. . . . . . . . . 44
        Section 9.6   Entire Agreement; Assignment. . . . . . . . . . . . . 44
        Section 9.7   Governing Law . . . . . . . . . . . . . . . . . . . . 44
        Section 9.8   Severability. . . . . . . . . . . . . . . . . . . . . 44
        Section 9.9   Counterparts. . . . . . . . . . . . . . . . . . . . . 45

EXHIBIT A1

EXHIBIT A2

ACKNOWLEDGMENT

EXHIBIT B